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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Lamb Weston Holdings, Inc.
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Lamb Weston Holdings, Inc. 599 S. Rivershore Lane Eagle, Idaho 83616

August 7, 2018

Dear Fellow Stockholder:

We are pleased to invite you to our Annual Meeting of Stockholders to be held on Thursday, September 27, 2018 at 8:00 a.m. Mountain Daylight Time at The Hilton Garden Inn, 145 E. Riverside Drive, Eagle, Idaho.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement provide details about the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by telephone, by Internet or by signing, dating and returning your proxy card by mail. You may also vote in person at the Annual Meeting.

Thank you for your support and interest in Lamb Weston.

Sincerely,

W.G. Jurgensen Chairman of the Board of Directors	Thomas P. Werner Director, President and Chief Executive Officer

LAMB WESTON HOLDINGS, INC.
599 S. Rivershore Lane
Eagle, Idaho 83616

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Date and Time
Thursday, September 27, 2018
8:00 a.m. Mountain Daylight Time

Place
The Hilton Garden Inn
145 E. Riverside Drive
Eagle, Idaho 83616

If you attend the Annual Meeting, you will be asked to present a valid form of government-issued photo identification and an admission ticket or bank/brokerage statement to confirm stock ownership as of the record date.

Whether or not you plan to attend, please be sure to vote your shares by proxy. It is important that your shares be represented.

Items of Business

  •
  To elect as directors the nine director nominees named in the Proxy Statement

  •
  To hold an advisory vote to approve the compensation of our named executive officers

  •
  To ratify the appointment of KPMG LLP as our independent auditors for fiscal 2019

  •
  To transact any other business properly presented at the Annual Meeting

Who May Vote

Stockholders of record as of the close of business on July 30, 2018 are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

August 7, 2018

Eryk J. Spytek
Senior Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 27, 2018

Our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended May 27, 2018 are available at www.proxyvote.com. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K unless you specifically request a copy. You may request a paper copy by following the instructions on the Notice of Internet Availability of Proxy Materials.

We began making our proxy materials first available on or about August 7, 2018.

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PROXY STATEMENT SUMMARY

In this Proxy Statement, "we," "us," "our," "Company" and "Lamb Weston" refer to Lamb Weston Holdings, Inc.

This summary highlights select information contained elsewhere in this Proxy Statement. This is not a complete description, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING

Time and Date	8:00 a.m. MDT on Thursday, September 27, 2018

Place	The Hilton Garden Inn, 145 E. Riverside Drive, Eagle, Idaho 83616

Record Date	July 30, 2018 (the "Record Date")

Voting	Stockholders as of the Record Date are entitled to one vote per share of our common stock on each matter to be voted upon at the 2018 Annual Meeting of Stockholders (the "Annual Meeting").

Admission	You must register in advance in order to attend the Annual Meeting by following the registration instructions described in Question 18 under "Procedural Matters and Frequently Asked Questions" in this Proxy Statement.

VOTING ITEMS AND BOARD RECOMMENDATION

Voting Item			Board Recommendation	Page Reference
Item 1	–	Election of Nine Directors	For all nominees	3
Item 2	–	Advisory Vote to Approve Executive Compensation	For	14
Item 3	–	Ratification of the Appointment of KPMG LLP as Independent Auditors for Fiscal Year 2019	For	15

We will also transact any other business that properly comes before the meeting.

BOARD OF DIRECTORS

The table below provides summary information about each director nominee as of July 30, 2018.

Name	Age	Director Since	Occupation and Experience	Independent	Audit & Finance	Comp	N&CG
Peter J. Bensen	56	2017	Former Chief Administrative Officer, McDonald's Corporation	Yes	X
Charles A. Blixt	66	2016	Principal, C&D Ventures	Yes		X	Chair
André J. Hawaux	57	2017	Former Executive Vice President and Chief Operating Officer, DICK'S Sporting Goods, Inc.	Yes	X
W.G. Jurgensen (Chairman)	66	2016	Former Chief Executive Officer and Director, Nationwide Financial Services, Inc.	Yes
Thomas P. Maurer	67	2016	Former Partner, Ernst & Young, LLP	Yes	Chair
Hala G. Moddelmog	62	2017	President and Chief Executive Officer, Metro Atlanta Chamber	Yes		X	X
Andrew J. Schindler	73	2016	Former Chairman, Reynolds American, Inc.	Yes		Chair	X
Maria Renna Sharpe	59	2016	Managing Principal, Sharpe Human Solutions, LLC	Yes		X	X
Thomas P. Werner	52	2016	President and Chief Executive Officer, Lamb Weston	No

EXECUTIVE COMPENSATION SUMMARY

Consistent with the provisions of Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act") and related U.S. Securities and Exchange Commission ("SEC") rules, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers, or NEOs (as defined under "Compensation Discussion and Analysis"). This "say-on-pay" vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our NEOs as described in this Proxy Statement.

Our executive compensation program is designed to encourage and reward behavior that promotes attainment of annual and long-term Lamb Weston goals and sustainable growth in value for our stockholders. The Compensation Committee of our Board of Directors (the "Board") believes that the program should accomplish the following objectives:

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    align executives' interests with stockholders' interests;

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    encourage achievement of strategic objectives and creation of stockholder value;

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    provide opportunities that integrate pay with Lamb Weston's annual and long-term performance;

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    maintain a compensation program that provides a competitive total opportunity;

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    recruit, retain and motivate talented executives who drive the Company's success; and

    •
    manage cost and share dilution.

As described in further detail under "Compensation Discussion and Analysis" below, consistent with these objectives, our compensation program has been designed with a view toward linking a significant portion of the compensation of each NEO to Company performance and the growth in the value of Lamb Weston. Please read "Compensation Discussion and Analysis" and "Executive Compensation Tables" in this Proxy Statement for additional details about our executive compensation program, including information about our NEOs' fiscal year 2018 compensation.

AUDITORS

As a matter of good governance, we are asking our stockholders to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending May 26, 2019.

ITEM 1. ELECTION OF DIRECTORS

Director Nomination and Qualification

The Nominating and Corporate Governance Committee (the "Governance Committee") of our Board is responsible for identifying, evaluating and recommending to the Board nominees for election at the Annual Meeting. The Governance Committee considers Board candidates suggested by Board members, management and stockholders. The Governance Committee may also retain a third-party search firm to identify candidates. Based on the Governance Committee's recommendation, our Board has nominated all nine current directors for election at the Annual Meeting.

During 2017, the Governance Committee retained a third-party search firm to assist in the search and recruitment of directors, resulting in the Board's appointments of André J. Hawaux and Hala G. Moddelmog as directors on July 19, 2017 and Peter J. Bensen as a director on December 20, 2017. Charles A. Blixt, W.G. Jurgensen, Thomas P. Maurer, Andrew J. Schindler, Maria Renna Sharpe and Thomas P. Werner joined the Board in connection with our separation from Conagra Brands, Inc. (formerly ConAgra Foods, Inc., "Conagra") on November 9, 2016 when we became an independent public company (which we refer to as the "Separation"). All of the director nominees were elected by stockholders at our 2017 annual meeting of stockholders, except for Mr. Bensen, who joined our Board after the date of the meeting.

General Qualifications

The Board believes all directors should possess certain attributes, including integrity, sound business judgment and vision, to serve on our Board. We believe these characteristics are necessary to establish a competent, ethical and well-functioning Board that best represents the interests of our business, stockholders, employees, business partners and consumers. Under our Corporate Governance Principles (the "Principles"), when evaluating the suitability of individuals for nomination, the Governance Committee considers the individual's background, the Board's skill needs, diversity and business experience. The Governance Committee also considers an individual's ability to devote sufficient time and effort to fulfill his or her Lamb Weston responsibilities, taking into account the individual's other commitments. In addition, the Governance Committee considers whether an individual meets various independence requirements, including whether his or her service on boards and committees of other organizations is consistent with our conflicts of interest policy.

When determining whether to recommend a director for re-election, the Governance Committee also considers the director's attendance at Board and committee meetings and participation in, and contributions to, Board and committee activities.

Diversity

The Principles provide that the Governance Committee will review with the Board the requisite skills and characteristics for Board members, a review which includes assessing diversity. Although the Board does not have a formal written policy regarding diversity, the Governance Committee believes that diversity offers a significant benefit to the Board and Lamb Weston, as varying viewpoints contribute to a more informed and effective decision-making process. The Governance Committee seeks broad experience in relevant industries, professions and areas of expertise important to our operations, including manufacturing, marketing, finance and accounting. As shown below under "—Individual Skills and Experience," the director nominees have varied experiences, backgrounds and personal characteristics, which ensure that the Board will have diverse viewpoints, enabling it to effectively represent our business, stockholders, employees, business partners and consumers.

Individual Skills and Experience

When evaluating potential director nominees, the Governance Committee considers each individual's professional expertise and educational background in addition to the general qualifications described above. The Governance Committee evaluates each individual in the context of the Board as a whole. The Governance Committee works with the Board to determine the appropriate mix of backgrounds and experiences that would establish and maintain a Board that is strong in its collective knowledge, allowing the Board to fulfill its responsibilities and best perpetuate our long-term success and represent our stockholders' interests. To help the Governance Committee determine whether director nominees qualify to serve on our Board and would contribute to the Board's current and future needs, director nominees complete questionnaires regarding their backgrounds, qualifications, skills and potential conflicts of interest. Additionally, the Governance Committee conducts annual evaluations of the Board that assess the experience, skills, qualifications, diversity and contributions of each individual and of the group as a whole.

The Governance Committee communicates with the Board to identify characteristics, professional experience and areas of expertise that will help meet specific Board needs, including:

• Broad leadership experience	• Risk and compliance oversight expertise
• Financial acumen	• Operations acumen
• M&A or strategic experience	• Retail or consumer packaged goods experience
• International expertise	• Quick service restaurant expertise
• Corporate governance expertise	• Human capital experience

The Board believes that all the director nominees are highly qualified. As the biographies below show, the director nominees have significant leadership and professional experience, knowledge and skills that qualify them for service on our Board. As a group, they represent diverse views, experiences and backgrounds. All director nominees satisfy the criteria set forth in our Principles and possess the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success.

The Governance Committee recommended, and the Board nominated, each of the director nominees listed below for election at the Annual Meeting. All director nominees are standing for election as directors to hold office for a one-year term expiring at the 2019 annual meeting of stockholders or until his or her successor has been duly elected and qualified. The following presents information regarding each director nominee as of July 30, 2018, including information about the director's professional experience, public company directorships held and qualifications.

The persons named as proxies in the proxy card or electronic voting form will vote the shares represented by the proxy card or electronic voting form FOR or AGAINST the director nominees or ABSTAIN from voting, as instructed in the proxy card or electronic voting form. If a director nominee should become unavailable to serve as a director, an event that we do not anticipate occurring prior to or at the Annual Meeting, the persons designated as proxies intend to vote the shares for the person whom the Board may designate to replace that nominee. In lieu of naming a substitute, the Board may reduce the number of directors on our Board.

THE BOARD RECOMMENDS STOCKHOLDERS VOTE FOR EACH NOMINEE.

Director Nominee	Experiences and Qualifications

Peter J. Bensen Age – 56 Former Chief Administrative Officer, McDonald's Corporation Director Since December 2017	Mr. Bensen served as Chief Administrative Officer of McDonald's Corporation, a global foodservice retailer, from March 2015 until his retirement in September 2016. He also served as McDonald's Corporation's Corporate Senior Executive Vice President and Chief Financial Officer from May 2014 through February 2015, and Corporate Executive Vice President and Chief Financial Officer from January 2008 through April 2014. Prior to joining McDonald's Corporation in 1996, Mr. Bensen was a senior manager for Ernst & Young LLP. Mr. Bensen currently serves on the board of directors of CarMax, Inc. since April 2018. Mr. Bensen also served on the board of directors of Catamaran Corporation from December 2011 to July 2015.

Summary of experiences, qualifications and skills considered in nominating Mr. Bensen:

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Broad Leadership Experience: Strong leadership capabilities and insights, including from his service as Chief Administrative Officer of McDonald's Corporation;

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Financial Acumen and Risk & Compliance Oversight Expertise: Significant expertise in financial reporting and internal controls and procedures and risk management from his experience in finance executive roles, including Chief Financial Officer, at McDonald's Corporation; and

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Quick Service Restaurant and International Expertise: Deep knowledge of the quick service restaurant industry from his service with a large global fast food restaurant chain.

Director Nominee	Experiences and Qualifications

Charles A. Blixt Age – 66 Principal, C&D Ventures Director Since November 2016	Mr. Blixt is a principal of C&D Ventures, a company that invests in entrepreneurial startups and other businesses that require capital and/or business and legal expertise. Before this, Mr. Blixt served as the interim General Counsel of Krispy Kreme Doughnuts, Inc., a retailer and wholesaler of doughnuts, complementary beverages and packaged sweets, from September 2006 until April 2007. Mr. Blixt was also Executive Vice President and General Counsel of Reynolds American, Inc., a tobacco products company, from 2004 to 2006, and Executive Vice President and General Counsel for R.J. Reynolds Tobacco Holdings, Inc., a tobacco products company, from 1995 to 2004. Mr. Blixt currently serves on the boards of directors of Atrum Coal Limited since May 2017, and Swedish Match AB since 2015, and previously from 2007 to 2011. Mr. Blixt also served on the boards of directors of Krispy Kreme Doughnuts, Inc. from 2007 until July 2016 and Targacept, Inc. from 2000 to 2015.

Summary of experiences, qualifications and skills considered in nominating Mr. Blixt:

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Broad Leadership Experience: Strong leadership capabilities and insights, particularly with major consumer brands, from his roles as General Counsel for Krispy Kreme Doughnuts, Inc. and Reynolds American, Inc.;

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Risk & Compliance Oversight Expertise and M&A Experience: Deep expertise in risk and compliance oversight and knowledge of M&A from his extensive experience as a chief legal officer; and

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Corporate Governance Expertise: Broad understanding of governance issues facing public companies from his legal background and board service to other public companies.

Director Nominee	Experiences and Qualifications

André J. Hawaux Age – 57 Former Executive Vice President and Chief Operating Officer, DICK'S Sporting Goods, Inc. Director Since July 2017	Mr. Hawaux served as the Executive Vice President and Chief Operating Officer of DICK'S Sporting Goods, Inc., a sporting goods retailer ("DICK'S"), from August 2015 until August 2017. He also served as DICK'S interim principal financial officer from August 2016 to September 2016, Executive Vice President, Chief Operating Officer and Chief Financial Officer from February 2015 to August 2015, and Executive Vice President, Finance, Administration and Chief Financial Officer from June 2013 to January 2015. Prior to joining DICK'S in 2013, Mr. Hawaux served as the President, Consumer Foods at Conagra, a packaged food company, beginning in 2009. From 2006 to 2009, Mr. Hawaux served as Conagra's Executive Vice President and Chief Financial Officer where he was responsible for the company's Finance and Information System and Services organizations. Prior to joining Conagra, Mr. Hawaux served as general manager of a large U.S. division of PepsiAmericas, a food and beverage company, and previously served as Chief Financial Officer for Pepsi-Cola North America and Pepsi International's China business unit. Mr. Hawaux is also a Trustee of Southern New Hampshire University and a member of the board of directors of PulteGroup, Inc. since 2013.

Summary of experiences, qualifications and skills considered in nominating Mr. Hawaux:

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Broad Leadership Experience, Operations Acumen and Consumer Goods Experience: Strong leadership and operational capabilities and insights, particularly with major consumer-focused public companies, including as Executive Vice President and Chief Operating Officer of DICK'S and President, Consumer Foods at Conagra;

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Financial Acumen: Deep expertise in financial reporting and internal controls and procedures, and knowledge of financial and capital markets, from his extensive experience in public company finance at several large public companies; and

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Risk & Compliance Oversight Expertise: Valuable experience in risk management from his extensive experience in finance executive roles with large multi-national public companies.

Director Nominee	Experiences and Qualifications

W.G. Jurgensen Age – 66 Chairman of the Board, Former Chief Executive Officer and Director, Nationwide Financial Services, Inc. Director Since November 2016	Mr. Jurgensen was appointed Chairman of the Board in September 2017. He previously served as Chief Executive Officer and a director of Nationwide Financial Services, Inc., a diversified insurance and financial services organization, and its parent, Nationwide Mutual Insurance Company, from 2000 until his retirement in 2009. He also served as Chief Executive Officer and a director of several other companies within the Nationwide enterprise, which is comprised of Nationwide Financial, Nationwide Mutual, Nationwide Mutual Fire and all of their respective subsidiaries and affiliates. Before joining Nationwide, Mr. Jurgensen served as an Executive Vice President with Bank One Corporation (now a part of JPMorgan Chase & Co.), where he was responsible for corporate banking products, including capital markets, international banking and cash management, and later served as Chief Executive Officer for First Card, First Chicago Corporation's credit card subsidiary. Mr. Jurgensen currently serves on the board of directors of American International Group, Inc. since May 2013. He previously served on the boards of directors of Conagra from August 2002 to November 2016 and The Scotts Miracle-Gro Company from May 2009 until June 2013.

Summary of experiences, qualifications and skills considered in nominating Mr. Jurgensen:

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Broad Leadership Experience and Operations Acumen: Strong leadership capabilities and insights, including from his service as Chief Executive Officer of several Nationwide companies;

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Financial Acumen and Risk & Compliance Oversight Expertise: Significant expertise in finance, accounting and risk and compliance oversight from his service at insurance companies, including risk assessment and risk management experience; and

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Corporate Governance Expertise: Broad understanding of governance issues facing public companies from his board service to other public companies.

Director Nominee	Experiences and Qualifications

Thomas P. Maurer Age – 67 Former Partner, Ernst & Young, LLP Director Since November 2016	Mr. Maurer served as a partner of Ernst & Young, LLP, a professional services firm, until his retirement in 2011. He joined Ernst & Young in 1973 and during his career served as the global coordinating partner on the audits of large multi-national and multi-location companies in the manufacturing, consumer products, and distribution industries. Mr. Maurer was a member of the Ernst & Young Global Account Partner Group, and he served two terms on the Ernst & Young Partner Advisory Council. He also served as the leader of the Retail, Consumer Products and Industrial Products Group in Ernst & Young's Chicago office. Mr. Maurer is a certified public accountant and currently serves on the board of directors of Packaging Corporation of America since May 2014.

Summary of experiences, qualifications and skills considered in nominating Mr. Maurer:

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Financial Acumen: Deep expertise in financial reporting, accounting and internal controls and procedures from his experience as a partner at a large, global accounting firm;

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Consumer Packaged Goods Experience: Understanding of manufacturing and consumer products from his experience working with and assisting similarly situated companies as Lamb Weston; and

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Corporate Governance Expertise: Broad understanding of governance issues facing public companies from his board service to other public companies.

Director Nominee	Experiences and Qualifications

Hala G. Moddelmog Age – 62 President and Chief Executive Officer, Metro Atlanta Chamber Director Since July 2017	Ms. Moddelmog has served as the President and Chief Executive Officer of the Metro Atlanta Chamber since 2014. She is the first woman to lead the 159-year-old organization, which covers 29 counties and more than 15 Fortune 500 companies, as well as a multitude of small and medium-sized enterprises in the 9th largest metropolitan region in the United States. From 2010 to 2013, Ms. Moddelmog was the President of Arby's Restaurant Group, Inc., a division of Wendy's/Arby's Group, Inc., a fast food restaurant chain. Prior to her tenure at Arby's Restaurant Group, Ms. Moddelmog was President and Chief Executive Officer of Susan G. Komen for the Cure, a breast cancer organization, Chief Executive Officer of Catalytic Ventures, LLC, an entity she formed to invest and consult in multi-unit retail, and President of Church's Chicken, a subsidiary of AFC Enterprises, Inc., a fast food restaurant chain. Ms. Moddelmog currently serves on the board of directors of FleetCor Technologies, Inc. since April 2017. Ms. Moddelmog also served on the boards of directors of Amerigroup Corporation from 2009 to 2012 and AMN Healthcare Services, Inc. from 2008 to 2010.

Summary of experiences, qualifications and skills considered in nominating Ms. Moddelmog:

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Broad Leadership Experience: Strong leadership capabilities and insights, including from her service as President and Chief Executive Officer of the Metro Atlanta Chamber;

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Quick Service Restaurant Expertise: Deep knowledge of the quick service restaurant industry from her service with multiple large fast food restaurant chains; and

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Corporate Governance Expertise: Broad understanding of governance issues facing public companies from her board service to other public companies.

Director Nominee	Experiences and Qualifications

Andrew J. Schindler Age – 73 Former Chairman, Reynolds American, Inc. Director Since November 2016	Mr. Schindler served as Chairman of Reynolds American, Inc., a tobacco products company, from July 2004 until his retirement in December 2005 and as Chairman and Chief Executive Officer of R. J. Reynolds Tobacco Holdings, Inc., a tobacco products company, from 1999 to 2004. Before that, Mr. Schindler served in various senior management positions with R.J. Reynolds, which he joined in 1974, including Vice President of Personnel, Executive Vice President of Operations and Chief Operating Officer of R.J. Reynolds Tobacco Company and Director of Manufacturing for Nabisco Foods. Mr. Schindler achieved the rank of captain in the U.S. Army, where he held command and staff positions in the United States and in Vietnam. Mr. Schindler also served on the boards of directors of Hanesbrands, Inc. from 2006 to April 2017, Conagra from 2007 to September 2016 and Krispy Kreme Doughnuts Inc. from 2006 until July 2016.

Summary of experiences, qualifications and skills considered in nominating Mr. Schindler:

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Broad Leadership Experience and Operations Acumen: Extensive leadership, management and operating experience through his service to R.J. Reynolds, including as Chief Executive Officer, Vice President of Personnel and Chief Operating Officer;

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Strategic and Packaged Goods Experience: Strong people, leadership, risk-management, brand marketing, operations, strategic and personnel development experience and skills pertinent to a company with a diverse customer set, including retail customers and consumers; and

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Corporate Governance Expertise: Broad understanding of governance issues facing public companies from his board service to other public companies.

Director Nominee	Experiences and Qualifications

Maria Renna Sharpe Age – 59 Managing Principal, Sharpe Human Solutions, LLC Director Since November 2016	Ms. Sharpe has served as Managing Principal of Sharpe Human Solutions, LLC, a human resource consulting and commercial real estate investments company, since 2016. Prior to that, Ms. Sharpe served as Senior Vice President, Global Human Capital Management, Services & Operations at PepsiCo, Inc., a food and beverage company, since 2014, and was Chief Human Resources Officer, PepsiCo Europe from 2010 to 2014 and Senior Vice President, Compensation, Benefits & Human Resource Systems from 2008 to 2010. From 2004 until 2008, Ms. Sharpe was Chief Human Resources Officer & Corporate Secretary of UST Inc., a tobacco products company, responsible for the company's human resources function and corporate governance matters. Before that, Ms. Sharpe held various senior human resources and legal positions at Pepsico, Inc., including Vice President, Benefits from 2002 to 2004, Vice President, Compensation from 1999 to 2002 and Vice President, Human Resources Counsel from 1995 to 1999.

Summary of experiences, qualifications and skills considered in nominating Ms. Sharpe:

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Broad Leadership Experience: Strong management and leadership experience, particularly with major consumer brands, from her role as Senior Vice President, Global Human Capital Management, Services & Operations at PepsiCo, Inc.;

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Consumer Packaged Goods Experience: Understanding of strategic and marketplace challenges for consumer products companies from her tenure with Pepsico, Inc.; and

•

Human Capital Experience: Strong human capital expertise, including significant experience in global human capital management and labor strategy, assessment and succession planning for executives, and design and administration of worldwide compensation, career management and benefit programs and management systems.

Director Nominee	Experiences and Qualifications

Thomas P. Werner Age – 52 President and Chief Executive Officer, Lamb Weston Director Since November 2016	Mr. Werner has served as our President and Chief Executive Officer and a member of our board of directors since November 2016. He previously served as President, Commercial Foods, for Conagra, a food company, since May 2015. In that role, he led the company's Lamb Weston and Foodservice businesses, as well as its previously divested Spicetec Flavors & Seasonings and J.M. Swank operations. Mr. Werner also served as interim President of Conagra's Private Brands from June 2015 through its divestiture in February 2016. Before his appointment as President, Commercial Foods, Mr. Werner served as Senior Vice President of Finance for Conagra's Private Brands and Commercial Foods operating segments from June 2013 to April 2015, and Senior Vice President of Finance for Lamb Weston from May 2011 until June 2013.

Summary of experiences, qualifications and skills considered in nominating Mr. Werner:

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Broad Leadership and Strategic Experience: Strong leadership and strategic capabilities and insights, particularly with major commercial customers, acquired during his tenure as President of Commercial Foods for Conagra and President and Chief Executive Officer of Lamb Weston;

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Commercial Foods Experience and Operating Acumen: Deep knowledge of strategy and business development, operations, finance, marketing and commercial customer insights, supply chain management and sustainability; and

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Financial Acumen: Deep expertise in finance from his extensive experience in public company finance at Conagra and Lamb Weston.

 ITEM 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and related SEC rules, we are asking our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our NEOs described in this Proxy Statement. As described in detail under "Compensation Discussion and Analysis," our executive compensation program is designed to attract, retain and motivate superior executive talent, including our NEOs, who are critical to our success. At the same time, we structure our executive compensation program to focus on stockholders' interests by incenting superior sustainable performance. Under these programs, we align pay and performance by making a significant portion of our NEOs' compensation contingent on:

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      achieving specific strategic and financial goals; and

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      increasing stockholder value.

We also have strong compensation-related governance practices to protect our stockholders' interests. You can find more information about these practices under "Board Committees and Membership—Compensation Committee" and "Compensation Discussion and Analysis." These practices include the following:

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      we have substantial stock ownership and share retention requirements for directors and executive officers that promote alignment of their interests with our stockholders' interests;

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      our long-term incentive program is 100% equity-based;

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      more than 83% of our Chief Executive Officer's target total compensation is at-risk incentive-based pay, of which about 66% is based on long-term performance;

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      on average, 70% of target compensation is at-risk incentive-based pay for our other NEOs;

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      we do not provide perquisites to our executive officers other than relocation benefits for new executive officers;

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      we do not pay the tax liability related to benefits payable upon a "double trigger" event in connection with a change in control (i.e., no gross-ups);

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      we employ our executive officers "at will" without individual severance agreements or employment contracts;

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      we have significant risk mitigators, such as limits on incentive awards, use of multiple performance measures in our incentive plans, stock ownership and holding requirements, and an executive incentive compensation recoupment (clawback) policy; and

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      our policies prohibit hedging, pledging and short sales of Lamb Weston shares.

Please read "Compensation Discussion and Analysis" and "Executive Compensation Tables" in this Proxy Statement for specific details about our executive compensation program. The Compensation Committee and the Board believe that our executive compensation program for our NEOs serves our stockholders' interests. Accordingly, we ask you to vote "FOR" the following resolution at our Annual Meeting:

    "RESOLVED, that Lamb Weston's stockholders approve, on an advisory basis, the compensation paid to Lamb Weston's NEOs, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the Compensation Discussion and Analysis, the Executive Compensation Tables and related narrative discussion."

This "say-on-pay" vote is advisory. Therefore, it will not be binding on Lamb Weston, the Compensation Committee or the Board. However, the Board and Compensation Committee value our stockholders' opinions and expect to consider the outcome of the vote, along with other relevant factors, when considering NEO compensation in the future.

The Board recommends a vote "FOR" the advisory approval of our NEOs' compensation as disclosed in this Proxy Statement.

 ITEM 3. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit and Finance Committee is directly responsible for the selection, appointment, compensation, retention, oversight and termination of our independent auditors. The Audit and Finance Committee selected KPMG LLP, a registered public accounting firm, as our independent auditors for fiscal 2019. The Audit and Finance Committee and the Board are requesting, as a matter of policy, that stockholders ratify the selection of KPMG LLP as our independent auditors.

The Audit and Finance Committee and the Board are not required to take any action as a result of the outcome of the vote on this proposal. However, if our stockholders do not ratify the selection, the Audit and Finance Committee may investigate the reasons for our stockholders' rejection and may consider whether to retain KPMG LLP or appoint another independent auditor. Furthermore, even if the selection is ratified, the Audit and Finance Committee may appoint a different independent auditor if, in its discretion, it determines that such a change would be in Lamb Weston's and our stockholders' best interests.

KPMG LLP has served as our independent auditors since 2016 and were appointed in connection with the Separation. We expect that representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders. Additional information about our independent auditors, including our pre-approval policies and KPMG LLP's aggregate fees for fiscal 2017 and 2018, can be found below under "Board Committees and Membership—Audit and Finance Committee."

The Board recommends a vote "FOR" the ratification of the selection of KPMG LLP as Lamb Weston's independent auditors for fiscal 2019.

 CORPORATE GOVERNANCE

We believe that having and adhering to a strong corporate governance framework is essential to our long-term success. This section describes our corporate governance framework, including our key governance principles and practices, Board leadership structure and oversight functions.

Corporate Governance Principles

The Principles articulate our governance philosophy, practices and policies in a range of areas, including: the Board's role and responsibilities; composition and structure of the Board; establishment and responsibilities of the committees of the Board; executive and director performance evaluations; and succession planning. The Governance Committee reviews the Principles annually and recommends any changes to the Board for its consideration.

Key Corporate Governance Practices

The Board is committed to performing its responsibilities in a manner consistent with sound governance practices. It routinely reviews its processes, assesses the regulatory and legislative environment and adopts governance practices as needed that support informed, competent and independent oversight on behalf of our stockholders. Our Principles provide a summary of these practices and are available on our website as described below under "—Corporate Governance Materials." Highlights of our corporate governance practices include:

      •
      Annual Election of Directors. To promote greater accountability to stockholders, all of our directors stand for election annually.

      •
      Majority Voting in Uncontested Director Elections with a Director Resignation Policy. To be elected in an uncontested election, a director nominee must receive the affirmative vote of a majority of the votes cast in the election. If an incumbent nominee is not elected, he or she is required to promptly tender a resignation to the Board, subject to acceptance or rejection by the Board. Within 90 days of the certification of the election results, the Board will publicly disclose its decision as to whether to accept or reject the resignation.

      •
      Majority of Directors are Independent. The Board has determined that 8 of our 9 nominees for directors – directors Bensen, Blixt, Hawaux, Jurgensen, Maurer, Moddelmog, Schindler and Sharpe – have no material relationship with Lamb Weston and are independent within the meaning of applicable independence standards, including the listing standards of the New York Stock Exchange ("NYSE") and the categorical standards contained in the Principles.

      •
      Board Leadership Structure. The Principles provide that the Board will appoint a Chairman. As described below under "Board Leadership Structure," the Chairman position is currently a position separate from the Chief Executive Officer position. In addition, the Principles provide that if the Chairman of the Board is not an independent director, the Board will select a lead director from the independent directors. Our Chairman, W.G. Jurgensen, is an independent director.

      •
      Independent Board Committees and Committee Charters. Each of the Audit and Finance Committee, Compensation Committee and Governance Committee is comprised entirely of independent directors and operates under a written charter that has been approved by the full Board.

      •
      Regularly-Scheduled Executive Sessions. The Board meets on a regularly-scheduled basis and holds an executive session without management present at every regularly-scheduled meeting. The Chairman presides at the executive sessions of non-management directors.

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      Board and Committee Evaluation Processes. Each of the Board, the Audit and Finance Committee, the Compensation Committee and the Governance Committee conducts a self-evaluation of its performance on an annual basis.

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      Director Attendance at Board Meetings. During fiscal 2018, all members of the Board attended 100% of the total number of Board and committee meetings that required his or her attendance. All then-current Board members attended our 2017 annual meeting of stockholders.

      •
      Stock Ownership Guidelines for Directors and Executive Officers. Directors and executive officers are subject to stock ownership guidelines.

        o
        All non-employee directors are expected to acquire and hold shares of Lamb Weston common stock during their tenure with a value of at least $450,000. Directors are expected to acquire these shares within five years following their first election to the Board. Ownership levels for our non-employee Board members are described under "Non-Employee Director Compensation—Director Stock Ownership Requirements" below.

        o
        Each executive officer is subject to stock ownership guidelines equal to a multiple of that person's salary. Thomas Werner, our Chief Executive Officer, is required to own shares of our common stock having a value of at least five times his salary, and each of our other NEOs is required to own shares of our common stock having a value of at least two times his or her salary. See "Compensation Discussion and Analysis—What We Pay and Why—Other Elements

            of our Fiscal 2018 Executive Compensation Program" for a summary of the stock ownership of each NEO.

      •
      Special Meetings of the Board. Our bylaws allow the Chairman of the Board, Chief Executive Officer, or a majority of the Board to call special meetings of the Board.

      •
      Limits on Board Memberships. The Principles provide that a director who is also a Chief Executive Officer of a public company should not serve on more than one public company board, apart from their own. Other directors should not serve on the boards of directors of more than four public companies, including Lamb Weston's Board. In addition, a member of the Audit and Finance Committee may not serve on the audit committees of more than two other public companies while they are serving on our Audit and Finance Committee. All of our directors are in compliance with this policy.

      •
      Anti-Pledging/Hedging Policy. Our directors and executive officers, including our NEOs, are prohibited from pledging their shares of Lamb Weston stock or hedging their ownership of Lamb Weston stock, including by trading in publicly-traded options, puts, calls or other derivative instruments related to Lamb Weston stock or debt.

      •
      Clawback Policy. We have a clawback policy that requires excess amounts paid to any of our executive officers under our incentive compensation programs to be recovered in the event of a material restatement of our financial statements for fiscal 2018 or later fiscal years, or the occurrence of a detrimental activity (as defined in the policy), in each case, due to the officer's fraud or dishonesty.

Corporate Governance Materials

To learn more about our governance practices, you can access the following documents at https://investors.lambweston.com/corporate-governance/governance-documents. We will also provide copies of any of these documents to stockholders upon written request to the Corporate Secretary.

      •
      Corporate Governance Principles

      •
      Board Committee Charters

      •
      Code of Conduct

      •
      Code of Ethics for Senior Corporate Financial Officers

      •
      Procedures for bringing concerns or complaints to the attention of the Audit and Finance Committee

      •
      Procedures for communicating with the Board, the Chairman of the Board, our non-management directors as a group or, if applicable, the Lead Director

The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.

Board Leadership Structure

Our current Board leadership structure consists of:

      •
      separate Chairman and Chief Executive Officer roles;

      •
      an independent Chairman;

      •
      all independent directors, except the Chief Executive Officer;

      •
      independent Board committees; and

      •
      governance practices that promote independent leadership and oversight.

Separate Chairman and Chief Executive Officer

The Principles provide the Board flexibility in determining its leadership structure. Currently, W.G. Jurgensen serves as Chairman of our Board and Thomas Werner serves as our Chief Executive Officer. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time. With separate Chairman and Chief Executive Officer roles, our Chairman can lead the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content, engaging with the Chief Executive Officer and senior leadership team between Board meetings on business developments and providing overall guidance to our Chief Executive Officer as to the Board's views and perspectives, particularly on the strategic direction of the Company. Meanwhile, our Chief Executive Officer can focus his time and energy on setting the strategic direction for the Company, overseeing daily operations, engaging with external constituents, developing our leaders and promoting employee engagement at all levels of the organization. As described below, we believe that our governance practices ensure that skilled and experienced independent directors provide independent leadership.

The Board periodically evaluates its leadership structure and determines the most appropriate leadership structure at that time. In considering which leadership structure will allow it to most effectively carry out its responsibilities and best represent stockholders' interests, the Board takes into account various factors. Among them are our specific business needs, our operating and financial performance, industry conditions, economic and regulatory environments, the results of Board and committee annual self-assessments, the advantages and disadvantages of alternative leadership structures based on circumstances at that time and our corporate governance practices.

Director Independence

The Board has determined that 8 of our 9 current directors – Mses. Moddelmog and Sharpe and Messrs. Bensen, Blixt, Hawaux, Jurgensen, Maurer and Schindler – have no material relationships with Lamb Weston and are independent within the meaning of applicable independence standards. Mr. Werner is not independent since he is a Lamb Weston employee.

The Principles require that a majority of the directors meet the NYSE independence standards. For a director to be considered independent, the Board must affirmatively determine, after reviewing all relevant information, that a director has no material relationship with Lamb Weston. In making its independence determinations, the Board has established categorical independence standards, including whether a director or a member of the director's immediate family has any current or past employment or affiliation with Lamb Weston or the independent auditors. These standards are generally consistent with the NYSE's independence standards and are included in the Principles.

In addition to satisfying our independence standards, each member of the Audit and Finance Committee of the Board must satisfy an additional SEC independence requirement that provides that the member may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than his or her director's compensation and may not be an "affiliated person" of Lamb Weston. Each member of the Audit and Finance Committee satisfies this additional independence requirement.

Similarly, the SEC and NYSE have adopted rules relating to the independence of members of the Compensation Committee of the Board. These rules require consideration of the source of the Compensation Committee member's compensation, including any consulting, advisory or other compensatory fees paid to the Compensation Committee member, and the Compensation Committee member's affiliation with us, any of our subsidiaries or any affiliates of our subsidiaries. Each member of the Compensation Committee satisfies these additional independence requirements.

Oversight of Risk Management

Our senior leadership is responsible for identifying, assessing and managing our exposure to risk. A component of this work is performed through a management-led Risk Oversight Committee, chaired by our Chief Financial Officer. The Board and its committees play an active role in overseeing management's activities and ensuring that management's plans are balanced from a risk/reward perspective. The Board and its committees perform this oversight through the following mechanisms:

      •
      Board Discussion. Each fiscal year, one Board meeting is set aside for a discussion of our strategic plan and the longer-term risks and opportunities we face. At other times of the year, the Board receives reports from significant business units and functions. These presentations include a discussion of the business, regulatory, operational and other risks associated with planned strategies and tactics, as well as succession planning matters. The Board also receives regular legal and regulatory updates.

      •
      Audit and Finance Committee Oversight. Our Audit and Finance Committee provides oversight for management's handling of our financial risks. The Audit and Finance Committee's charter requires it to review our policies on risk assessment and risk management, which includes discussing our processes for identifying and managing enterprise-wide risks facing Lamb Weston, including, but not limited to, financial risks (such as derivative and treasury risks) and operational risks. The Audit and Finance Committee also oversees our management of financial risks by, among other things, reviewing our significant accounting policies and the activities of management's Risk Oversight Committee, maintaining direct oversight of our internal audit function and holding regular executive sessions separately with our Chief Financial Officer and Controller, head of internal audit and independent auditors. Our management provides an enterprise risk management report to the Audit and Finance Committee periodically. The Chair of the Audit and Finance Committee reports to the full Board on its activities.

      •
      Compensation Committee Oversight. The Compensation Committee reviews the Company's leadership development activities to ensure appropriate succession planning occurs and reviews the relationship between the Company's compensation programs and risks. The Chair of the Compensation Committee reports to the full Board on its activities.

      •
      Governance Committee Oversight. The Governance Committee assists the Board in managing risks associated with Board organization, membership and structure. It also assists management in the oversight of reputational risks and key public affairs matters and reviews the Company's policies and programs related to corporate social responsibility, sustainability and philanthropic and political contributions. The Chair of the Governance Committee reports to the full Board on its activities.

Because issues related to risk oversight often overlap, certain issues may be addressed at both the committee and full Board level.

Meeting Attendance

We expect directors to attend all Board meetings, the Annual Meeting and all meetings of the committees on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting. Each director attended 100% of all meetings of the Board and the committees on which he or she served during fiscal 2018. In addition, all then-current directors attended our 2017 annual meeting of stockholders.

Code of Conduct and Code of Ethics for Senior Corporate Financial Officers

We have a written Code of Conduct that applies to members of our Board and employees. The Code of Conduct is designed to reinforce our commitment to high ethical standards and to promote:

      •
      accountability and responsibility for making good decisions and for the outcomes of those decisions;

      •
      responsibility to one another by treating all with dignity and respect;

      •
      responsibility to the public and our stockholders by taking responsibility for our actions;

      •
      responsibility to our business partners by treating our business partners as equals in the quest for high business conduct standards; and

      •
      responsibility to governments and the law by complying with applicable legal and regulatory standards.

The Code of Conduct reflects our values and contains important rules our directors and employees must follow when conducting business. The Code of Conduct is part of our global compliance and integrity program that provides support and training throughout our Company and encourages reporting of wrongdoing by offering anonymous reporting options and a non-retaliation policy.

Additionally, we have a written Code of Ethics for Senior Corporate Financial Officers (the "Code of Ethics") that applies to our Chief Executive Officer, Chief Financial Officer and Controller, who are also subject to the provisions of our Code of Conduct. Under the Code of Ethics, these senior corporate officers are required to, among other matters:

      •
      act with honesty and integrity;

      •
      ethically handle any actual or apparent conflicts of interest between personal and professional relationships;

      •
      disclose to the Audit and Finance Committee any material transaction or relationship that could reasonably be expected to give rise to a personal conflict of interest;

      •
      provide, or cause to be provided, full, fair, accurate, timely and understandable disclosure in reports and documents that Lamb Weston files with, or submits to, the SEC and in other public communications made by Lamb Weston;

      •
      use, or cause to be used, all corporate assets entrusted to such officer in a responsible manner and in the best interests of Lamb Weston; and

      •
      promptly report any violations of the Code of Ethics to the Audit and Finance Committee, and promote the prompt reporting of violations of the Company's Code of Conduct to the persons identified in that code.

We will disclose in the Corporate Governance section of our website any amendments to our Code of Conduct or Code of Ethics and any waiver granted to an executive officer or director under these codes.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to report to the SEC their ownership of our common stock and changes in that ownership. As a practical matter, our Corporate Secretary's office assists our directors and executive officers by monitoring their transactions and completing and filing Section 16(a) reports on their behalf.

We reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act and written representations from reporting persons that all reportable transactions were reported. Based solely on that review, we believe that during fiscal 2018, all required filings were timely made in accordance with Exchange Act requirements.

Communications with the Board

Interested parties may communicate with the members of the Board, our non-management directors as a group or the Chairman of the Board by writing to: Lamb Weston Holdings, Inc. Board of Directors, c/o Corporate Secretary, Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616. All communications will be reviewed by the Corporate Secretary, and by internal audit as appropriate, and be reported to the Chairman of the Board. However, the Corporate Secretary routinely filters communications that are solicitations, consumer complaints, unrelated to Lamb Weston or our business or inappropriate communications.

Related Party Transactions

The Board has adopted a written policy regarding the review, approval or ratification of "related party transactions." A related party transaction is one in which Lamb Weston is a participant, the amount involved exceeds $120,000 and any "related party" has or will have a direct or indirect material interest. In general, "related parties" include our directors, executive officers and 5% stockholders and their immediate family members. Under this policy, all related party transactions must be pre-approved by the Audit and Finance Committee unless circumstances make pre-approval impracticable. In the latter case, management may enter into the related party transaction, but the transaction remains subject to ratification by the Audit and Finance Committee at its next regular in-person meeting. In determining whether to approve or ratify a related party transaction, the Audit and Finance Committee will take into account, among other factors it deems appropriate, whether the transaction is fair and reasonable to Lamb Weston and the extent of the related party's interest in the transaction. No director may participate in any approval of a related party transaction in which he or she is involved. The Audit and Finance Committee, on at least an annual basis, reviews and assesses any ongoing related party transactions to determine whether the relationships remain appropriate. The Audit and Finance Committee also reports its actions with respect to any related party transaction to the full Board.

BOARD COMMITTEES AND MEMBERSHIP

Committee Membership

The Board designates the committee members and chairs based on the Governance Committee's recommendations. The Board has three standing committees: Audit and Finance, Compensation and Governance. The Board has a written charter for each committee. The charters set forth each committee's roles and responsibilities. All committee charters are available on our website as discussed above under "Corporate Governance—Corporate Governance Materials." The following table lists the current committee membership and the number of meetings held by each committee in fiscal 2018.

	Audit & Finance	Compensation	Governance
Peter J. Bensen	X
Charles A. Blixt		X	Chair
André J. Hawaux	X
W.G. Jurgensen*
Thomas P. Maurer	Chair
Hala G. Moddelmog		X	X
Andrew J. Schindler		Chair	X
Maria Renna Sharpe		X	X

Meetings in FY 2018	6	5	4
*
Mr. Jurgensen serves as our Chairman of the Board and is an ex officio member of each committee.

Audit and Finance Committee

The Board established the Audit and Finance Committee in accordance with Section 3(a)(58)(A) and Rule 10A-3 under the Exchange Act. The Audit and Finance Committee consists entirely of independent directors, and each director meets the independence requirements set forth in the listing standards of NYSE, Rule 10A-3 under the Exchange Act and the Audit and Finance Committee charter. The Board has determined that each Audit and Finance Committee member is "financially literate" within the meaning of NYSE rules and that Messrs. Bensen, Hawaux and Maurer are "audit committee financial experts" within the meaning of SEC regulations. No Audit and Finance Committee member received any payments in fiscal 2018 from us other than compensation for service as a director.

Under its charter, the Audit and Finance Committee is responsible for overseeing our accounting and financial reporting processes, audits of our financial statements and the appointment and retention of our independent auditors. The Audit and Finance Committee, among other duties:

      •
      oversees the integrity of our financial statements and reviews our annual and quarterly SEC filings and earnings releases;

      •
      receives reports on critical accounting policies of the Company, significant changes in the Company's selection or application of accounting principles and the Company's internal control processes;

      •
      appoints and retains our independent auditors, reviews the independent auditors' compensation, qualifications, independence and performance and pre-approves audit and non-audit services performed by the independent auditors;

      •
      reviews and approves the appointment and replacement, and determines the compensation, of our senior internal audit executive and oversees the performance of the senior internal audit executive and internal audit function;

      •
      reviews activities of management's Risk Oversight Committee, enterprise risk management and processes for financial risks, including management's assessment and control of derivative and treasury risks;

      •
      reviews our financial condition, including matters such as liquidity, debt levels, credit ratings and interest rate exposure, capital structure and long-term financing strategy;

      •
      reviews our capital expenditures;

      •
      reviews our information technology strategy and cyber security processes; and

      •
      reviews our compliance with legal and regulatory requirements.

The Audit and Finance Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of any complaints we receive. Any person who has a complaint or concern about our accounting, internal accounting controls or auditing matters may communicate such complaints or concerns to the Audit and Finance Committee, which communications may be confidential or anonymous and may be submitted in writing to: Audit and Finance Committee, Lamb Weston Holdings, Inc., c/o Corporate Secretary, 599 S. Rivershore Lane, Eagle, Idaho 83616. All complaints and concerns will be reviewed by our head of internal audit, and by legal counsel and the Corporate Secretary as appropriate. The status of all outstanding complaints or concerns will be reported at each meeting of the Audit and Finance Committee.

Audit and Finance Committee Report for the Year Ended May 27, 2018

The Audit and Finance Committee assists the Board in fulfilling its oversight responsibilities by reviewing (1) the integrity of the financial statements of the Company, (2) the qualifications, independence and performance of the Company's independent auditor and internal audit department and (3) compliance by the Company with legal and regulatory requirements. The Audit and Finance Committee acts under a written charter, adopted by the Board, a copy of which is available on our website.

Management has primary responsibility for Lamb Weston's financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and assessing the effectiveness of the Company's internal control over financial reporting. The Audit and Finance Committee oversees the Company's financial reporting process and internal controls on behalf of the Board.

The Audit and Finance Committee has sole authority to appoint, retain, compensate, oversee and terminate the independent auditor. The Audit and Finance Committee reviews the Company's annual audited financial statements, quarterly financial statements and other filings with the SEC. The Audit and Finance Committee reviews reports on various matters, including: (1) critical accounting policies of the Company; (2) material written communications between the independent auditor and management; (3) the independent auditor's internal quality-control procedures; (4) significant changes in the Company's selection or application of accounting principles; and (5) the effect of regulatory and accounting initiatives on the financial statements of the Company. The Audit and Finance Committee also has the authority to conduct investigations within the scope of its responsibilities and to retain legal, accounting and other advisors to assist the Audit and Finance Committee in its functions.

During the last fiscal year, the Audit and Finance Committee met and held discussions with representatives of Lamb Weston's management, its internal audit staff and KPMG LLP, Lamb Weston's independent auditor. Representatives of financial management, the internal audit staff and the independent auditor have unrestricted access to the Audit and Finance Committee and periodically meet privately with the Audit and Finance Committee. The Audit and Finance Committee reviewed and discussed with Lamb Weston's management and KPMG LLP the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended May 27, 2018.

The Audit and Finance Committee also discussed with the independent auditor the matters required to be discussed by the auditor with the Audit and Finance Committee under applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") regarding the independent auditor's communications with the Audit and Finance Committee, as well as by SEC regulations. The Audit and Finance Committee also reviewed and discussed with KPMG LLP its independence and, as part of that review, received the written disclosures required by applicable professional and regulatory standards relating to KPMG LLP's independence from Lamb Weston, including those of the PCAOB. The Audit and Finance Committee also considered whether the provision of non-audit services provided by KPMG LLP to the Company during fiscal 2018 was compatible with the auditor's independence.

Based on these reviews and discussions and the report of the independent auditor, the Audit and Finance Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Lamb Weston's Annual Report on Form 10-K for the fiscal year ended May 27, 2018, which was filed with the SEC on July 26, 2018.

    Audit and Finance Committee:
    Thomas P. Maurer, Chair
    Peter J. Bensen
    André J. Hawaux

Pre-Approval Policy

The Audit and Finance Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The pre-approval authority details the particular service or category of service that the independent auditors will perform, as well as pre-approved spending limits.

During fiscal 2018, the Audit and Finance Committee pre-approved all audit and non-audit services provided by the independent auditors.

Independent Auditors' Fees

Aggregate fees for professional services rendered by our independent auditors, KPMG LLP, for fiscal years 2017 and 2018 are set forth in the table below.

	2018	2017
Audit Fees	$2,472,489	$1,512,500
Audit-Related Fees	—	—
Tax Fees	37,000	21,000
All Other Fees	—	—

Total	$2,509,489	$1,533,500

      •
      "Audit Fees" include (a) the audit of our consolidated financial statements, including statutory audits of the financial statements of our affiliates and (b) the reviews of our unaudited condensed consolidated interim financial statements (quarterly financial statements).

      •
      "Tax Fees" include tax consultation and tax compliance services.

      •
      All fees above include out-of-pocket expenses.

Compensation Committee

Compensation Committee Interlocks and Insider Participation

The Board has determined that all of the directors who served on the Compensation Committee during fiscal 2018 are independent within the meaning of the NYSE listing standards. No member of the Compensation Committee is a current, or during fiscal 2018 was a former, officer or employee of Lamb Weston or any of our subsidiaries. During fiscal 2018, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related party transactions (for a description of our policy on related party transactions, see "Corporate Governance—Related Party Transactions" in this Proxy Statement). During fiscal 2018, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

Responsibilities

The Compensation Committee's responsibilities are more fully described in our Compensation Committee charter, and include, among other duties:

      •
      establishing and overseeing implementation of a total rewards philosophy for our executive officers;

      •
      reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, together with the other directors, at least annually evaluate the Chief Executive Officer's performance in light of these goals and objectives;

      •
      reviewing and approving all compensation of our executive officers and equity awards of all officers subject to Section 16 of the Exchange Act;

      •
      approving all grants of equity-based awards and determining the terms and conditions of those awards;

      •
      reviewing directly, or with the full Board, succession plans for all executive officer positions;

      •
      reviewing whether the Company's compensation programs for employees generally are designed in a manner that does not incent employees to take inappropriate or excessive risks and whether any compensation policies or practices are reasonably likely to have a material adverse effect on the Company;

      •
      establishing and monitoring compliance with stock ownership guidelines for our executive officers;

      •
      reviewing and approving the implementation and execution of the Company's clawback policy that allows Lamb Weston to recoup compensation paid to executive officers;

      •
      reviewing and recommending to the Board compensation of non-employee directors, including stock ownership guidelines; and

      •
      retaining and terminating consultants or outside advisors for the Compensation Committee and approving any such consultant's or advisor's fees and other terms of engagement, including determinations regarding any conflicts of interest with such consultants or advisors.

The Compensation Committee may delegate its responsibilities to subcommittees comprised of one or more committee members or to selected members of management, subject to requirements of our bylaws and applicable laws, regulations and the terms of our stock plan.

Compensation Consultant to the Committee

The Compensation Committee retains an independent compensation consultant to assist it in evaluating executive compensation programs and advise it regarding the amount and form of executive and director compensation. It uses a consultant to provide additional assurance that our executive and director compensation programs are reasonable, competitive and consistent with our objectives.

The Compensation Committee has retained Frederic W. Cook & Co., Inc. ("F.W. Cook") as its independent compensation consultant. During fiscal 2018, F.W. Cook provided the Compensation Committee advice and services, including:

      •
      regularly participating in Compensation Committee meetings including executive sessions that exclude management;

      •
      consulting with the Compensation Committee Chair and being available to consult with other committee members between committee meetings;

      •
      providing competitive market information for executive positions and evaluating how the compensation we pay the NEOs (as described under "Compensation Discussion and Analysis") relates both to Lamb Weston's performance and to how the competitive market compensates executives;

      •
      analyzing "best practices" and providing advice about design of the annual and long term incentive plans, including selecting performance metrics;

      •
      advising on the composition of competitive market information for benchmarking pay and performance;

      •
      updating the Compensation Committee on executive compensation trends, issues and regulatory developments; and

      •
      assessing and recommending non-employee director compensation.

For the year ended May 27, 2018, F.W. Cook provided no services to Lamb Weston other than consulting services to the Compensation Committee regarding executive and non-employee director compensation.

At least annually, the Compensation Committee reviews the current engagements and the objectivity and independence of the advice that F.W. Cook provides to it on executive and non-employee director compensation. The Compensation Committee considered the specific independence factors adopted by the SEC and NYSE and determined that F.W. Cook is independent and F.W. Cook's work did not raise any conflicts of interest.

Analysis of Risk in the Compensation Architecture

In 2018, the Compensation Committee evaluated whether our compensation designs, policies and practices operate to discourage our executive officers and other employees from taking unnecessary or excessive risks. As described under "Compensation Discussion and Analysis," we design our compensation to incent executives and other employees to achieve the Company's financial and strategic goals that promote long-term stockholder returns. Our compensation design does not encourage our executives and other employees from taking excessive risks for short-term benefits that may harm the Company and our stockholders in the long-term. The Compensation Committee uses various strategies to mitigate risk, including:

      •
      using both short-term and long-term incentive compensation so that executives do not focus solely on short-term performance;

      •
      weighting executive compensation heavily toward long-term incentives to encourage sustainable stockholder value and accountability for long-term results;

      •
      using multiple relevant performance measures in our incentive plan designs, so that executives do not place undue importance on one measure which could distort the results that we want to incent;

      •
      capping the amount of incentives that may be awarded or granted;

      •
      retaining discretion to reduce incentive awards based on unforeseen or unintended consequences and clawback compensation in specified circumstances;

      •
      requiring our top executives to hold a significant amount of their compensation in common stock and prohibiting them from hedging, pledging or engaging in short sales of their common stock;

      •
      not using employment contracts; and

      •
      not paying severance benefits on change of control events unless the affected executive is first involuntarily terminated without cause or terminates due to good reason.

F.W. Cook also reviewed the Compensation Committee's risk analysis, including the underlying procedures, and confirmed the Compensation Committee's conclusion below.

In light of these analyses, the Compensation Committee believes that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Lamb Weston.

Nominating and Corporate Governance Committee

The Board has determined that all of the Governance Committee members are independent within the meaning of the NYSE listing standards. The Governance Committee's charter sets out its responsibilities. Among its responsibilities are:

      •
      identifying qualified candidates for membership on the Board;

      •
      proposing a slate of directors for election by the stockholders at each annual meeting;

      •
      proposing to the Board candidates to fill vacancies;

      •
      considering and making recommendations to the Board concerning the appropriate size, functions and policies of the Board;

      •
      recommending to the Board the structure, size, membership and functions of the various committees of the Board;

      •
      recommending to the Board corporate governance principles for the Company;

      •
      assessing the independence of Board members; and

      •
      overseeing the annual evaluation of the Board.

The Governance Committee considers Board candidates suggested by Board members, management and stockholders. The Governance Committee will consider any candidate a stockholder properly presents for election to the Board in accordance with the procedures set forth in our bylaws. The Governance Committee uses the same criteria to evaluate a candidate suggested by a stockholder as the Governance Committee uses to evaluate a candidate it identifies, which are described above under "Item 1. Election of Directors—Director Nomination and Qualification," and makes a recommendation to the Board regarding the candidate's appointment or nomination for election to the Board. After the Board's consideration of the candidate suggested by a stockholder, our Corporate Secretary will notify that stockholder whether the Board decided to appoint or nominate the candidate. For a description of how stockholders may nominate a candidate for the Governance Committee to consider for election to the Board at an annual meeting, see "2019 Annual Meeting of Stockholders" in this Proxy Statement.

If a potential candidate is identified, the Governance Committee will determine whether to conduct a full evaluation of the candidate. This determination is based on whether additional Board members are necessary or desirable. It is also based on whether, in light of the information provided or otherwise available to the Governance Committee, the prospective nominee is likely to satisfy the director qualifications and other factors described above under "Item 1. Election of Directors—Director Nomination and Qualification." If the Governance Committee determines that additional consideration is warranted, it may request a third party search firm or other third party to gather additional information about the prospective nominee. The Governance Committee may also elect to interview a candidate. After completing its evaluation process, the Governance Committee makes a recommendation to the full Board.

 NON-EMPLOYEE DIRECTOR COMPENSATION

We use a combination of cash and equity-based incentive compensation to attract and retain highly qualified non-employee directors who will best represent our stockholders' interests. With its independent compensation consultant's assistance, the Compensation Committee benchmarks director compensation against an industry peer group and general industry data and considers the appropriateness of the form and amount of director compensation and the time commitment and skill level required to serve on the Board. The Compensation Committee recommends the non-employee director compensation program to the full Board for approval.

In addition, our 2016 Stock Plan limits the maximum fair market value of stock awards to be granted to a non-employee director, taken together with any cash fees payable to him or her, at $600,000 in any fiscal year. All stock awards made in fiscal 2018 to non-employee directors were significantly below this amount. See "—2018 Non-Employee Director Compensation Table" below for specific values.

A Lamb Weston employee who also serves as a director does not receive any additional compensation for serving as a director. Currently, Thomas Werner, our President and Chief Executive Officer, is the only director who is an employee. Compensation information for Mr. Werner is included under "Compensation Discussion and Analysis" and "Executive Compensation Tables" in this Proxy Statement.

Summary of 2018 Compensation Elements

The table below summarizes the cash and equity compensation elements in place for our non-employee directors.

Annual Compensation Elements(1)	Amount ($)

Board Retainer	90,000
Chairman Retainer	150,000
Audit and Finance Committee Chair Retainer	20,000
Compensation Committee Chair Retainer	15,000
Nominating and Corporate Governance Chair Retainer	15,000
Equity Grant Value	130,000

(1)
If the Board appoints a non-employee director during the year (i.e., other than at the annual meeting of stockholders), we pay that director prorated compensation for the balance of the year. We prorate cash compensation based on the actual number of days of service and the annual equity grant value based on the number of months remaining until the next annual equity grant.

We pay our non-employee directors their cash retainers quarterly. Non-employee directors can defer all or a portion of their cash retainers into an interest bearing account, Lamb Weston common stock account or other investments that track investments that are permitted by Lamb Weston's Employee Benefits Investment Committee pursuant to the Lamb Weston Directors' Deferred Compensation Plan. This program does not provide above-market earnings (as defined by SEC rules).

Non-employee directors also receive an annual stock award in the form of restricted stock units ("RSUs"). The number of RSUs granted to each director is determined by dividing the annual equity grant value ($130,000) by the closing stock price of our common stock on the NYSE on the date of grant, rounded down to the nearest share. The RSUs vest one year from the date of grant, subject to continued service during the entire term. Dividend equivalents are paid on the RSUs at the regular dividend rate in shares of our common stock. Non-employee directors may also defer receipt of their stock compensation under the Lamb Weston Directors' Deferred Compensation Plan.

Director Stock Ownership Requirements

To further align our non-employee directors' and our stockholders' interests, the Board has adopted stock ownership requirements for the non-employee directors. All non-employee directors are expected to hold shares of Lamb Weston common stock in an amount equal to five times the annual Board retainer ($450,000). All directors must acquire this ownership level within five years after joining the Board. Directors may not sell Lamb Weston common stock until such time as the director has achieved the retention amount (except to satisfy tax withholding requirements). If a director holds the retention amount, the director may elect to sell any shares above that amount upon vesting. If a director departs from the Board, the director may not sell the retention amount until six months after his or her date of departure from the Board. All of our current directors have served for less than five years.

2018 Non-Employee Director Compensation Table

The table below presents information regarding the compensation and stock awards that we have paid or granted to our non-employee directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Peter J. Bensen	39,313	108,321	—	147,634
Charles A. Blixt	105,000	173,331	—	278,331
André J. Hawaux	78,380	162,455	—	240,835
W.G. Jurgensen	203,132	173,331	—	376,463
Thomas P. Maurer	103,297	173,331	—	276,628
Hala G. Moddelmog	78,380	162,455	—	240,835
Andrew J. Schindler	105,000	173,331	—	278,331
Maria Renna Sharpe	90,000	173,331	—	263,331
(1)
Includes all retainer fees paid or deferred pursuant to the Lamb Weston Directors' Deferred Compensation Plan. Non-employee directors do not receive meeting fees.

(2)
The amounts shown in this column represent the full grant date fair value of the RSU awards granted in fiscal 2018 as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 based on the closing price of Lamb Weston shares on the grant date. The following table shows the aggregate number of outstanding stock awards held by each non-employee director as of fiscal year-end, May 27, 2018:

Name	Outstanding RSUs(a) (#)
Peter J. Bensen	1,942
Charles A. Blixt	3,552
André J. Hawaux	3,405
W.G. Jurgensen	3,552
Thomas P. Maurer	3,552
Hala G. Moddelmog	3,405
Andrew J. Schindler	3,552
Maria Renna Sharpe	3,552
(a)
Includes additional RSUs accrued through a dividend reinvestment feature.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (our "CD&A") provides an overview of our executive compensation program for fiscal 2018 and our executive compensation philosophies and objectives.

For fiscal 2018, our named executive officers ("NEOs") were:

Name	Title
Thomas P. Werner	President and Chief Executive Officer
Robert M. McNutt	Senior Vice President and Chief Financial Officer
Eryk J. Spytek	Senior Vice President, General Counsel and Corporate Secretary
Sharon L. Miller	Senior Vice President and General Manager, Global Business Unit
Richard A. Martin	Senior Vice President and Chief Supply Chain Officer

This CD&A is organized into the following sections:

Overview	• Fiscal 2018 Business Highlights
• Fiscal 2018 Compensation Highlights
• Our Executive Compensation Program, Philosophies and Objectives
• Our Executive Compensation Practices
• 2017 Say-on-Pay Vote
What We Pay and Why	• Fiscal 2018 Executive Compensation
• Alignment of Executive Compensation Program with Performance
• Base Salary
• Annual Cash Incentive Compensation (Annual Incentive Plan)
• Long-Term Incentive Compensation (Long-Term Incentive Plan)
• Outstanding Performance Share Awards Granted Prior to Spinoff
• Other Elements of our Fiscal 2018 Executive Compensation Program
• Fiscal 2019 Executive Compensation Decisions
How We Make Executive Compensation Decisions	• Role of the Board, Compensation Committee and our Executive Officers
• Guidance from Independent Compensation Consultant
• Inputs to Setting Compensation Opportunity

 Overview

Lamb Weston, along with our joint venture partners, is a leading global producer, distributor, and marketer of value-added frozen potato products. We are the number one supplier of value-added frozen potato products in North America. We are also a leading supplier of value-added frozen potato products internationally, with a strong and growing presence in high-growth emerging markets, and offer a broad product portfolio to a diverse channel and customer base in over 100 countries.

Fiscal 2018 Business Highlights

We delivered strong results in fiscal 2018, including exceeding each of our financial goals and continuing to build a strong foundation for sustainable growth as an independent company. This performance reflects our commitment to consistently deliver high service levels for our customers, and to support their long-term growth, both in North America and internationally. Specifically:

  •
  We increased net sales by 8%, driven by a balance of higher price/mix and volume growth. Price/mix improved in each of our segments, while volume grew in our three largest segments: Global, Foodservice and Retail.

  •
  We expanded gross margin by 110 basis points and product contribution margin by 90 basis points as a result of higher price/mix, volume growth and disciplined cost management.

  •
  Income from operations increased 12% to $580 million, and we grew Adjusted EBITDA including unconsolidated joint ventures by 16% to $820 million.1

  •
  We completed the expansion of our Richland, Washington facility and initiated expansion of our Hermiston, Oregon facility in early calendar 2018.

  •
  We completed the transition off of Conagra's systems and services as scheduled to operate as a stand alone, publicly traded company.

  •
  Since the completion of the spinoff from Conagra, our common stock has increased 115.7%, effective the last trading day of fiscal 2018. The closing market price of our common stock rose from $30.33 per share on November 10, 2016, the first trading day after the spinoff from Conagra, to $65.43 per share on May 25, 2018, the last trading day of fiscal 2018.

1    Adjusted EBITDA including unconsolidated joint ventures is a non-GAAP financial measure. See the discussion of non-GAAP financial measures and the reconciliation to income from operations in Appendix A to this Proxy Statement.

Fiscal 2018 Compensation Highlights

Our Compensation Committee reviews our executive compensation programs and Company performance to ensure earned awards are linked to Company performance. Consistent with our performance highlighted above, for fiscal 2018 the Compensation Committee approved the following incentive awards:

  •
  Fiscal 2018 AIP performance achievement at 166% of target;

  •
  Fiscal 2016 to fiscal 2018 performance share award ("PSA") performance achievement at 189% of target; and

  •
  Fiscal 2018 PSA performance achievement at 166% of target, subject to additional time based service vesting during fiscal 2019 and fiscal 2020 and until the third anniversary of the approval date.

As illustrated in the charts below, the majority of our fiscal 2018 executive compensation opportunities for our NEOs was variable and realized only if the applicable financial goals were met.

CEO	NEOs (Excluding CEO)

Fiscal 2018 Total Compensation at Target Pay Mix	Average Fiscal 2018 Total Compensation at Target Pay Mix

Our Executive Compensation Program, Philosophies and Objectives

Our Compensation Committee and management believe that compensation is an important tool to recruit, retain and motivate the executives whom we rely on for current and future success.

Our compensation program is designed to accomplish the following:

  •
  align executives' interests with stockholders' interests;

  •
  encourage achievement of strategic objectives and creation of stockholder value;

  •
  provide opportunities that integrate pay with annual and long-term performance;

  •
  maintain a compensation program that provides a competitive total opportunity;

  •
  recruit, retain and motivate talented executives who drive our success; and

  •
  manage cost and share dilution.

The Compensation Committee seeks to target total executive compensation opportunities at levels consistent with those of similarly sized companies in the consumer packaged goods industry. The current NEOs' compensation is weighted towards programs contingent upon our annual and long-term performance and incorporates multiple vesting periods to strengthen the long-term focus and stockholder linkage and promote behavior consistent with our long-term strategic plan.

Our Executive Compensation Practices

The Compensation Committee reviews our executive compensation program on an ongoing basis to evaluate whether it supports our company's executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What We Do

✓ Mix of financial goals to prevent over-emphasis on any single metric.
✓ Place a significant portion of pay at risk.
✓ Require stock ownership and share retention requirements for our executive officers and non-employee directors.
✓ Allow executive officers to engage in transactions in our securities only during approved trading windows and only after satisfying mandatory clearance requirements.

✓

Require both a change of control and termination of employment for accelerated equity vesting to occur in connection with a change of control (i.e., double-trigger), with the exception of certain legacy Conagra awards.

✓

Maintain a clawback policy that requires the forfeiture or recoupment of awards for our executive officers under our incentive plans in the event of detrimental conduct by the executive officer or a material restatement of our financial statements resulting from the fraudulent or dishonest actions of the executive officer.

✓ Use a range of strong processes and controls, including Compensation Committee and Board oversight, in our compensation practices.
✓ Use an independent compensation consultant who performs no other work for the Company.
✓ Pay incentive compensation to our NEOs only after our financial results are complete and the Compensation Committee has certified our performance results.

What We Don't Do

× No director or executive officer may pledge or hedge ownership of our stock.
× No individual employment agreements or severance agreements with our current executive officers.
× No perquisites are provided to our executive officers other than relocation benefits for new executive officers.
× No backdating or re-pricing of options may occur without stockholder approval.
× No change of control agreements have excise tax "gross-up" protection.
× No compensation programs that encourage unreasonable risk taking will be implemented.

2017 Say-on-Pay Vote

At our 2017 annual meeting of stockholders, over 95% of the votes cast on our 2017 advisory "say-on-pay" proposal were cast FOR our executive compensation program. The Compensation Committee reviewed these results and determined the Company's executive compensation philosophies and program are appropriate and aligned with stockholders' interests. As a result, we made no material changes to our executive compensation program directly in response to the 2017 stockholder advisory say-on-pay vote.

What We Pay and Why

Fiscal 2018 Executive Compensation

Leading into fiscal 2018, the Compensation Committee and our Chief Executive Officer considered the appropriateness of our executive compensation program relative to our executive compensation philosophy as described above under "—Overview—Our Executive Compensation Program, Philosophies and Objectives" and approved a fiscal 2018 compensation program that consisted of the following key components:

Elements	Fixed or Variable	Objective

Base Salary	Fixed compensation component

•

Reflects the individual role and responsibilities, performance, and experience of each NEO and importance of the role for our Company

•

Provides an annual fixed base level of cash compensation for fulfillment of job responsibilities

Annual Incentive Plan ("AIP")	Performance-based cash compensation

•

Payout determined based on Company performance against pre-established metrics

•

Drives executive performance by aligning compensation to achievement of annual financial targets that are linked to our long-term strategy

Long-Term Incentive Plan ("LTIP")	Performance-based and at-risk, time-vested compensation

•

Delivered in the form of PSAs and restricted stock units ("RSUs")

•

PSAs represent 60% of LTIP opportunity

o

Three-year cliff vest

o

Number of shares received will range from 0% to 200% of the target units granted based on fiscal 2018 Company performance against pre-established metrics

•

RSUs represent 40% of LTIP opportunity

•

Three-year cliff vest drives executive focus on sustained long-term growth and profitability, thereby fostering long-term value creation for our stockholders

Other Benefits	N/A

•

Limited severance benefits to provide our NEOs with income protection in the event employment is terminated without cause or for good reason following a change in control, support our executive retention goals and encourage our NEOs' independence and objectivity in considering potential change in control transactions

Alignment of Executive Compensation Program with Performance

Consistent with our executive compensation philosophy as described above under "—Overview—Our Executive Compensation Program, Philosophies and Objectives," our executive compensation program is designed to promote sustained long-term profitability and stockholder value creation. Pay elements and performance measures are selected based on our belief that they are the fundamental financial measures of successful company performance and long-term value creation. By tying a significant portion of our NEOs' compensation to these fundamental financial measures, we believe it aligns the Company's short and long-term objectives with stockholder value creation.

In determining fiscal 2018 mix of compensation elements and executive compensation levels for each NEO, the Compensation Committee evaluated the following items:

  •
  each NEO's performance, experience, and importance of the role;

  •
  competitive market information for similar positions;

  •
  Company performance and strategy;

  •
  executive compensation program practices at peer companies; and

  •
  input from the Compensation Committee's independent compensation consultant.

In determining changes to the compensation opportunity for our NEOs, the Compensation Committee noted that Sharon Miller who had been promoted in connection with the spinoff from Conagra was meaningfully below the competitive market, indicating that a market adjustment was appropriate. Also, in light of strong fiscal 2017 business performance and the Chief Executive Officer's leadership in successfully separating Lamb Weston from Conagra to create a strong independent public company, the Compensation Committee increased the Chief Executive Officer's base salary and target long-term incentive compensation opportunity to partially bridge the competitive market gap.

Base Salary

For fiscal 2018, the Compensation Committee increased the base salaries for Sharon Miller and Eryk Spytek to be more market competitive. Tom Werner's base salary was also increased to partially close the competitive market gap. The annual base salaries for our NEOs for fiscal 2018 and fiscal 2017 is shown in the table below.

Named Executive Officer	Fiscal 2017 Base Salary	Fiscal 2018 Base Salary
Thomas P. Werner	$725,000	$850,000	(1)
Robert M. McNutt	$500,000	$500,000
Eryk J. Spytek	$400,000	$412,000	(1)
Sharon L. Miller	$350,000	$410,000	(1)
Richard A. Martin	$350,000	$350,000
(1)
Salary changes were effective July 17, 2017.

Annual Cash Incentive Compensation (Annual Incentive Plan)

All NEOs participated in our fiscal 2018 Annual Incentive Plan, which aligns annual cash compensation with achievement of the financial goals shown below. For fiscal 2018, the Compensation Committee increased the number of annual incentive financial measures from one to three for greater alignment with the Company's annual financial objectives. The Compensation Committee believes these three financial measures provide a balanced overall incentive to driving achievement of the Company's long-term strategic objectives. Further, the Compensation Committee believes all NEOs participating in the Annual Incentive Plan should be tied to the same metrics and financial targets to promote a focused view on overall Company results. Appendix A to this Proxy Statement provides a reconciliation of Adjusted EBITDA including unconsolidated joint ventures, a non-GAAP financial measure, to income from operations. In response to the tax reform legislation signed into law on December 22, 2017, the Compensation Committee determined it was appropriate to exclude the impact of such tax reform legislation when determining achievement of the fiscal 2018 Annual Incentive Plan financial goals.

    Fiscal 2018 Annual Incentive Plan Award Opportunity Payout Curve with Actual Results

Financial Metric (dollars in millions)	Weight	Threshold (25% payout)	Target (100% payout)	Maximum (200% Payout)	Actual	Weighted Payout %
Net Sales	25%	$3,243	$3,326	$3,426	$3,424	49%
Cash Flow	25%	$428	$465	$512	$481	31%
from Operating Activities
Adjusted EBITDA	50%	$702	$763	$839	$820	86%
including unconsolidated joint ventures

Total Weighted Payout as a Percentage of Target Award Opportunity: 166%

After taking into account reported results and the approved adjustments, we achieved fiscal 2018 net sales of $3.424 billion, cash flow from operating activities of $481 million and Adjusted EBITDA including unconsolidated joint ventures of $820 million for Annual Incentive Plan award payout purposes. This resulted in a weighted average payout at 166% of target award opportunity. As such, our NEOs earned the following amounts under our Annual Incentive Plan for fiscal 2018:

NEO	AIP Target as % of Salary	Fiscal 2018 AIP Target Award		Fiscal 2018 AIP Payout %	Actual Fiscal 2018 AIP Payout
Thomas P. Werner	100% of salary	$833,173	(1)	166%	$1,383,067
Robert M. McNutt	80% of salary	$400,000		166%	$664,000
Eryk J. Spytek	70% of salary	$287,269	(2)	166%	$476,867
Sharon L. Miller	70% of salary(3)	$278,641	(3)	166%	$462,544
Richard A. Martin	70% of salary	$245,000		166%	$406,700
(1)
Tom Werner's fiscal 2018 AIP target award opportunity was prorated to reflect a change in salary effective July 17, 2017.

(2)
Eryk Spytek's fiscal 2018 AIP target award opportunity was prorated to reflect a change in salary effective July 17, 2017.

(3)
Sharon Miller's fiscal 2018 AIP target award opportunity was prorated to reflect both a change in salary and increase in AIP target award opportunity from 65% to 70% effective July 17, 2017.

As noted in footnote 3 to the table above, the Compensation Committee increased the Annual Incentive Plan target award opportunity for Sharon Miller as a percentage of base salary from 65% to 70% to provide a more competitive annual incentive opportunity.

Long-Term Incentive Compensation (Long-Term Incentive Plan)

The Compensation Committee believes in aligning our NEOs' interests with those of our stockholders. The significant extent to which equity was included in our NEOs' compensation opportunities evidences this belief. All NEOs participated in our fiscal 2018 LTIP, which aligns long-term compensation to the achievement of pre-determined financial goals. For fiscal 2018, the long-term program was modified to include the addition of PSAs for all NEOs to further support a long-term pay-for-performance culture and alignment with long-term stockholder value creation.

For all NEOs, the fiscal 2018 LTIP awards were comprised of a mix of PSAs and RSUs, with a heavier emphasis placed on PSAs as shown in the chart below.

Restricted Stock Units.    RSUs are designed to provide an incentive for executive officers to enhance stockholder value. All of the NEOs' RSUs granted in fiscal 2018 will vest in full on the third anniversary of the date of grant. Dividend equivalents are paid on the RSUs at the regular dividend rate in shares of our common stock and are subject to the same time vesting restrictions as the underlying RSUs.

Performance Share Awards.    PSAs are designed to represent an opportunity to earn a defined number of shares of our common stock if we achieve pre-set, one-year performance goals linked to the Annual Incentive Plan performance. Because fiscal 2018 continued to be a transition year for us as a newly public company, the PSAs vested based on the achievement of net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures performance goals in fiscal 2018. Any performance shares earned vest on the third anniversary of the grant date. Dividend equivalents are paid on the portion of the performance shares actually earned at the regular dividend rate in shares of our common stock and are subject to the same time vesting restrictions as the underlying PSAs.

For fiscal 2018, the Compensation Committee increased the target LTIP compensation opportunity for Sharon Miller to be more aligned with the competitive market. Tom Werner's target LTIP compensation opportunity was also increased to partially close the competitive market gap. The grant date fair value target LTIP compensation opportunity, target number of RSUs and PSAs granted to our NEOs during fiscal 2018, as well as the actual number of PSAs achieved, are shown below.

Named Executive Officer	Fiscal 2018 LTIP Target	Award Type	Fiscal 2018 Target	Fiscal 2018 Target Units	Fiscal 2018 AIP Performance	Actual Units(1)

Thomas P. Werner	$3,300,000	PSA	$1,980,000	45,184	166%	75,005
		RSU	$1,320,000	30,123	n/a	30,123

Robert M. McNutt	$1,000,000	PSA	$600,000	13,692	166%	22,728
		RSU	$400,000	9,128	n/a	9,128

Eryk J. Spytek	$600,000	PSA	$360,000	8,215	166%	13,636
		RSU	$240,000	5,476	n/a	5,476

Sharon L. Miller	$500,000	PSA	$300,000	6,846	166%	11,364
		RSU	$200,000	4,564	n/a	4,564

Richard A. Martin	$600,000	PSA	$360,000	8,215	166%	13,636
		RSU	$240,000	5,476	n/a	5,476

(1)
Excludes dividend equivalents

Fiscal 2018 PSA Performance Cycle.    In July 2018, after taking into account our fiscal 2018 financial performance and achievement of our net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures performance goals, the Compensation Committee determined that each NEO had achieved 166% of the target number of performance shares for the fiscal 2018 performance period. The earned performance shares remain subject to time based vesting and will cliff vest in full on the third anniversary of the grant date.

Outstanding Performance Share Awards Granted Prior to Spinoff

Prior to the spinoff, Conagra's Human Resources Committee granted performance shares to Tom Werner in 2016 and 2017, all of which were outstanding at the time of the spinoff. In connection with the spinoff, his Conagra performance shares were converted into Lamb Weston performance shares (payable in our common stock), with the number of shares subject to each award equitably adjusted in a manner intended to preserve the aggregate intrinsic value of the original award, but otherwise remained subject to substantially the same terms and vesting criteria as included in the original grant. Summarized below are the performance expectations for the outstanding performance share grants and the actual earned shares in fiscal 2018.

Fiscal 2017 to Fiscal 2019 Cycle.    In fiscal 2017, Conagra's Human Resources Committee granted Tom Werner an award of Conagra performance shares for the fiscal 2017 to fiscal 2019 performance cycle, which were converted into performance shares for our common stock in connection with the spinoff. Conagra's Human Resources Committee left the performance expectations for this grant to the determination of our Compensation Committee. Our Compensation Committee determined that the performance for each fiscal year in the three-year performance period would be based on our annual incentive plan performance for each respective fiscal year. Our Compensation Committee determined that this was a reasonable approach as a new public company.

In July 2018, after taking into account our fiscal 2018 net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures performance, the Compensation Committee determined that Tom Werner had achieved 166% of the target number of performance shares for the fiscal 2018 tranche.

Fiscal 2016 to Fiscal 2018 Cycle.    Similar to the fiscal 2017 to fiscal 2019 award, Conagra's Human Resources Committee left the performance expectations for the fiscal 2017 and fiscal 2018 tranches of this award to the determination of our Compensation Committee. Our Compensation Committee determined that the performance for the fiscal 2017 and fiscal 2018 tranches of this award would be based on our annual incentive plan performance for each respective fiscal year.

In July 2018, after taking into account our fiscal 2018 net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures performance, the Compensation Committee determined that Tom Werner had achieved 166% of the target number of performance shares for the fiscal 2018 tranche which resulted in performance achievement of the full fiscal 2016 to fiscal 2018 performance cycle at 189%.

Other Elements of Our Fiscal 2018 Executive Compensation Program

Health and Welfare Benefits.    We offer a package of core employee benefits to each of our NEOs. With respect to health and welfare benefits, we offer health, dental and vision coverage and life and disability insurance. With respect to retirement benefits, we maintain a qualified 401(k) retirement plan (with a company match on employee contributions) in which our NEOs are entitled to participate on the same terms as our other employees. We also have a relocation policy that provides benefits to employees who are required to relocate in connection with their employment.

Our NEOs are also eligible to participate in a voluntary deferred compensation plan. The voluntary deferred compensation plans permit us to pay retirement benefits in amounts that exceed the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code") under our qualified 401(k) retirement plan and permits our NEOs to save for retirement in a tax-efficient way at a minimal administrative cost to us. The voluntary deferred compensation plan allows our NEOs to defer up to 50% of base salary and 90% of annual cash incentive compensation. Participants in the voluntary deferred compensation plan are not entitled to above-market (as defined by the SEC) or guaranteed rates of return on their deferred funds.

We include contributions made to our NEOs' 401(k) plan and voluntary deferred compensation accounts in the "All Other Compensation" column of the "Summary Compensation Table—Fiscal 2018" under "Executive Compensation Tables" below.

Executive Change of Control Severance Plan.    Each of our current NEOs participates in our Executive Change of Control Severance Plan (the "COC Plan"), which provides certain "double trigger" benefits in the event of a qualifying termination of employment in connection with a change of control, as more fully described under the section entitled "Executive Compensation Tables—Potential Payments Upon Termination or Change of Control." We believe the COC Plan maximizes stockholder value because it prevents an unintended windfall to our executive officers in the event of a change of control of the Company, while still providing them appropriate incentives to cooperate in negotiating a transaction involving a potential change of control of the Company in which they believe they may lose their jobs. We believe providing the COC Plan helps us compete for and retain executive talent. We believe that the payments and benefits under the COC Plan are generally comparable with severance packages offered to executive officers by the companies in our compensation peer group.

Stock Ownership Guidelines and Retention Requirements.    In March 2017, the Compensation Committee adopted stock ownership guidelines applicable to each member of our executive leadership team, including our NEOs. The Compensation Committee adopted these guidelines because it believes that stock ownership promotes alignment with our stockholders' interests. Our executive leadership team is expected to reach their respective ownership requirement within five years after the program was adopted or within five years after appointment to the executive leadership team. Shares of our common stock acquired through open market purchases or through our nonqualified deferred compensation plans, as well as equity awards, are counted toward the ownership requirement. Neither unexercised stock options nor unearned performance shares are counted. Executive officers are required to retain 75% of net shares acquired upon vesting of equity awards until the applicable stock ownership guideline is met. The following table reflects stock ownership guidelines as of May 27, 2018 for each of our NEOs. See "Information on Stock Ownership" below for information about such NEOs' stock ownership.

Named Executive Officer	Stock Ownership Guideline (as % of Base Salary)	Status as of 5/27/2018 (as % of Base Salary)
Thomas P. Werner	500%	Exceeds Requirement
Robert M. McNutt	200%	Exceeds Requirement
Eryk J. Spytek	200%	Exceeds Requirement
Sharon L. Miller	200%	Exceeds Requirement
Richard A. Martin	200%	Exceeds Requirement

Clawback Policy; Hedging and Pledging.    If we are required to prepare an accounting restatement due to fraud or dishonesty or if the Compensation Committee determines that an executive officer, including each of our NEOs, has engaged in certain conduct that is detrimental to us, the Compensation Committee may take action to recoup incentive awards and equity gains on awards granted to such executive officers. This right to recoup expires unless such determination is made by the Board within three years following the payment of the award.

Our Insider Trading Policy prohibits our directors and all of our employees, including our executive officers, from entering into hedging transactions involving our stock, and from holding our stock in a margin account as collateral for a margin loan or otherwise pledging our stock as collateral for a loan.

Tax and Accounting Considerations.    U.S. federal income tax law prohibits us from taking a tax deduction for certain compensation paid in excess of $1 million to our Chief Executive Officer or any of our three other most highly compensated executive officers, other than the Chief Financial Officer (for taxable years beginning before December 31, 2017), who are employed as of the end of the fiscal year. Historically, compensation that qualifies as "performance-based compensation" under Code Section 162(m) could be excluded from this $1 million limit, but this exception has now generally been repealed, effective for taxable years beginning after December 31, 2017, unless transition relief for certain compensation arrangements in place as of November 2, 2017 is available.

The Compensation Committee generally structured its historical compensation programs so that annual incentives and performance shares could potentially qualify as "performance-based compensation" for purposes of Code Section 162(m) and therefore could be deductible for income tax purposes. Based on the repeal described above and the operation of Code Section 162(m), compensation granted by the Compensation Committee may not qualify as "performance-based compensation" under certain circumstances.

Fiscal 2019 Executive Compensation Decisions

At its July 2018 meeting, the Compensation Committee established the annual and long-term incentive plans for fiscal 2019 and made adjustments to target compensation levels to maintain market competiveness. The table below reflects the new target compensation for fiscal 2019.

Named Executive Officer	Fiscal 2019 Base Salary		Fiscal 2019 AIP Target as % of Salary	Fiscal 2019 LTI Target		Fiscal 2019 Total Target Direct Compensation
Thomas P. Werner	$1,000,000	(1)	120% (1)	$3,800,000	(1)	$6,000,000
Robert M. McNutt	$540,000	(1)	80%	$1,000,000		$1,972,000
Eryk J. Spytek	$455,000	(1)	70%	$650,000	(1)	$1,423,500
Sharon L. Miller	$475,000	(1)	70%	$715,000	(1)	$1,522,500
Richard A. Martin	$400,000	(1)	70%	$600,000		$1,280,000
(1)
Reflects a change from fiscal 2018 target compensation; changes were effective July 18, 2018.

The Compensation Committee did not make any material changes to either the annual or long-term incentive plan design other than to establish new financial targets for fiscal 2019. In reviewing the performance period for the fiscal 2019 PSAs, the Committee determined a one-year performance period was still appropriate for year over year consistency. Beginning in fiscal 2020, we intend to grant PSAs that will vest based on achievement of performance goals over a three-year performance period.

How We Make Executive Compensation Decisions

Role of the Board, Compensation Committee and our Executive Officers

The Compensation Committee is charged with designing and approving our executive compensation program and setting compensation opportunities for NEOs. In setting the compensation of the Chief Executive Officer, the Compensation Committee takes into account the Board's review of the Chief Executive Officer's performance. In setting the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer's review of each executive officer's performance and recommendations on their compensation.

Guidance from Independent Compensation Consultant

The Compensation Committee engages Frederic W. Cook & Co., Inc. ("F.W. Cook"), an independent compensation consultant, to assist in benchmarking compensation for the NEOs. In addition, with the assistance of F.W. Cook, the Compensation Committee undertook a risk review of our compensation programs for all employees. Please see "Board Committees and Membership—Compensation Committee—Compensation Consultant to the Committee" above for further detail about the Compensation Committee's engagement of F.W. Cook.

Inputs to Setting Compensation Opportunity

The Compensation Committee takes into consideration several factors when determining the compensation opportunity for the NEOs, including each NEO's performance, experience, importance of the role, and internal and competitive market data. The Compensation Committee annually obtains competitive market information on compensation levels from both the peer group and general industry surveys. The Compensation Committee used compensation information from published compensation surveys, which provide a larger pool of data for a more statistically relevant and consistent year over year comparison of compensation opportunity.

F.W. Cook assisted the Compensation Committee in reviewing the peer group to account for mergers and acquisitions and to ensure the group continues to be appropriate for Lamb Weston using the selection criteria shown below. As part of this review, the following companies were removed from the fiscal 2017 peer group due to size and/or abnormal pay practices: Fresh Del Monte Produce, Seneca Foods, Lancaster Colony, and Cal-Maine Foods. Additionally, the following companies were removed from the fiscal 2017 peer group due to having different business characteristics: Clorox, Ingredion, and Darling Ingredients. The following table shows the companies included in the Company's peer group. These companies were selected based on the following criteria:

  •
  similar size based on revenue, enterprise value, and market capitalization;

  •
  similar industry and/or business characteristics; and

  •
  competitors for executive talent.

Fiscal 2018 Peer Group

• B&G Foods, Inc.	• Energizer Holdings, Inc.	• Post Holdings, Inc.
• Blue Buffalo Pet Products, Inc.	• Flowers Foods, Inc.	• Snyder's-Lance, Inc.
• Campbell Soup Company	• Hormel Foods Corporation	• The Hain Celestial Group, Inc.
• Church & Dwight Co., Inc.	• J. M. Smucker Company	• The Hershey Company
• Conagra Brands, Inc.	• McCormick & Company,	• Treehouse Foods, Inc.
• Edgewell Personal Care	Incorporated	• Tupperware Brands Corporation
Company	• Pinnacle Foods Inc.

The Compensation Committee does not have a specific target range for our NEOs' base salary, annual incentive opportunity, long-term incentive opportunity and total direct compensation level compared to the survey data and peer group. However, the Compensation Committee generally seeks to provide compensation to our NEOs that is competitive with that of similarly sized companies in our industry.

Compensation Committee Report for the Year Ended May 27, 2018

The Compensation Committee oversees our compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on that review and discussion, the Compensation Committee recommended that the Board include the Compensation Discussion and Analysis in the Proxy Statement to be filed with the SEC in connection with our Annual Meeting and incorporated by reference in our Annual Report on Form 10-K for the year ended May 27, 2018, which was filed with the SEC on July 26, 2018.

    Compensation Committee:
    Andrew J. Schindler, Chair
    Charles A. Blixt
    Hala G. Moddelmog
    Maria Renna Sharpe

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table—Fiscal 2018

The table below presents compensation information paid to or earned by our NEOs under our compensation programs during fiscal 2018 and, as applicable, during fiscal 2016 and fiscal 2017 as named executive officers of Conagra or Lamb Weston.

Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas P. Werner,	2018	833,173	—	3,424,659	—	1,383,067	2,944	161,561	5,805,404
President and Chief Executive	2017	590,039	—	2,196,739	633,346	1,075,037	22,826	98,968	4,616,955
Officer	2016	438,654	—	1,729,045	198,224	637,626	75,865	35,293	3,114,707
Robert M. McNutt,	2018	500,000	—	1,037,761	—	664,000	—	70,862	2,272,623
Senior Vice President and Chief	2017	190,385	—	470,627	—	304,615	—	92,396	1,058,023
Financial Officer
Eryk J. Spytek,	2018	410,154	—	622,612	—	476,867	—	40,403	1,550,266
Senior Vice President, General	2017	253,846	40,000	594,895	—	355,385	—	331,861	1,575,987
Counsel and Corporate
Secretary
Sharon L. Miller,	2018	401,923	—	518,880	—	462,544	—	70,474	1,453,821
Senior Vice President and
General Manager, Global
Business Unit
Richard A. Martin,	2018	350,000	—	622,612	—	406,700	7,058	69,741	1,456,111
Senior Vice President and Chief
Supply Chain Officer
(1)
Mr. Werner served as an officer of Conagra prior to the spinoff. Amounts in the table above for fiscal 2016 and part of fiscal 2017 include payments made by Conagra for his service as an employee of Conagra.

(2)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards (Lamb Weston RSUs and Lamb Weston PSAs for all NEOs in fiscal 2018, Lamb Weston RSUs and Lamb Weston PSAs for Mr. Werner for fiscal 2016 and 2017, and Lamb Weston RSUs for Mr. Spytek for fiscal 2017) granted during the reported fiscal years. The table below shows the breakout of the grant date fair value between RSUs and PSAs for fiscal 2018. For the PSAs awarded to the NEOs in fiscal 2018, the amounts shown in the table below are based on the probable outcome of the relevant performance conditions as of the grant date. Assumptions used in the calculation of these amounts are included in Note 10 to the combined and consolidated financial statements contained in Lamb Weston's Annual Report on Form 10-K for the 2018 fiscal year, filed with the SEC on July 26, 2018.

NEO	Grant Date Fair Value of Fiscal 2018 RSUs ($)	Grant Date Fair Value of Fiscal 2018 PSAs ($)	Value of 2018 PSA at Maximum Performance Level ($)
Thomas P. Werner	1,319,989	2,104,670	4,209,340
Robert M. McNutt	399,988	637,773	1,275,546
Eryk J. Spytek	239,958	382,654	765,308
Sharon L. Miller	199,994	318,886	637,772
Richard A. Martin	239,958	382,654	765,308
(3)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock options granted during the reported fiscal years. Assumptions used in the calculation of these amounts are included in Note 10 to the combined and consolidated financial statements contained in Lamb Weston's Annual Report on Form 10-K for the 2018 fiscal year, filed with the SEC on July 26, 2018.

(4)
Reflects awards earned under our AIP, which are paid in July of the following fiscal year. A description of the fiscal 2018 AIP is included in "Compensation Discussion and Analysis" above.

(5)
The measurement date for pension value for fiscal 2018 was May 27, 2018. Lamb Weston does not offer above-market (as defined by SEC rules) or preferential earnings rates in its deferred compensation plans. For fiscal 2018, the entire amount for Mr. Werner reflects the aggregate change in the actuarial present value of a frozen non-qualified pension from Conagra of which the liability for the plan was transferred to Lamb Weston as part of the spinoff rather than non-qualified deferred compensation earnings.

(6)
The amounts shown in the "All Other Compensation" column for fiscal 2018 include the following:

NEO	Company Contribution to 401(k) Plan ($)	Company Contribution to Non-Qualified Deferred Compensation Plan ($)	Total ($)
Thomas P. Werner	22,023	139,538	161,561
Robert M. McNutt	24,046	46,816	70,862
Eryk J. Spytek	26,021	14,382	40,403
Sharon L. Miller	26,481	43,993	70,474
Richard A. Martin	26,481	43,260	69,741

Grants of Plan-Based Awards—Fiscal 2018

The following table presents information about grants of plan-based awards (equity and non-equity) during fiscal 2018 to our NEOs. Please refer to "Compensation Discussion and Analysis" above for further information about these grants.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Thomas P. Werner	7/19/2017	7/28/2017				—	—	—	30,123			1,319,989
	9/28/2017	9/28/2017				—	45,184	90,368	—			2,104,670
	7/19/2017	—	—	833,173	1,666,346
Robert M. McNutt	7/19/2017	7/28/2017				—	—	—	9,128			399,988
	9/28/2017	9/28/2017				—	13,692	27,384	—			637,773
	7/19/2017	—	—	400,000	800,000
Eryk J. Spytek	7/19/2017	7/28/2017				—	—	—	5,476			239,958
	9/28/2017	9/28/2017				—	8,215	16,430	—			382,654
	7/19/2017	—	—	287,108	574,216
Sharon L. Miller	7/19/2017	7/28/2017				—	—	—	4,564			199,994
	9/28/2017	9/28/2017				—	6,846	13,692	—			318,886
	7/19/2017	—	—	281,346	562,692
Richard A. Martin	7/19/2017	7/28/2017				—	—	—	5,476			239,958
	9/28/2017	9/28/2017				—	8,215	16,430	—			382,654
	7/19/2017	—	—	245,000	490,000
(1)
Represents cash award opportunities for fiscal 2018 under the AIP for each of our NEOs. Actual cash awards paid to the NEOs for fiscal 2018 are reported in the "Summary Compensation Table—Fiscal 2018" under the "Non-Equity Incentive Plan Compensation" column. A description of the fiscal 2018 AIP is included in "Compensation Discussion and Analysis" above.

(2)
Amounts reflect the Lamb Weston PSAs granted for each of our NEOs under the Lamb Weston long-term incentive program for the fiscal 2018 to 2020 performance cycle. A description of these PSAs is included in "Compensation Discussion and Analysis" above.

(3)
The amounts shown reflect the fair value on the date of grant of RSUs and PSAs granted in fiscal 2018, computed in accordance with FASB ASC Topic 718. The grant date fair value of Lamb Weston PSAs are based on the probable outcome of the relevant performance conditions as of the grant date (also computed in accordance with FASB ASC Topic 718). Dividend equivalents accrue on the RSUs and PSAs, based on normal dividend rates, and are payable in stock only if the related RSUs vest and on PSAs only if actually earned based on certification of performance and vesting.

Outstanding Equity Awards at Fiscal Year-End—Fiscal 2018

The following table lists all Lamb Weston stock options, RSUs and PSAs outstanding as of May 27, 2018 for each of our NEOs.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Thomas P. Werner	7/15/2013	54,756	—		23.52	7/14/2023	—		—	—		—
	7/14/2014	90,165	—		19.70	7/13/2024	—		—	—		—
	8/28/2015	42,307	21,154	(3)	26.61	8/27/2025	—		—	—		—
	7/11/2016	20,419	40,840	(3)	30.68	7/10/2026	—		—	—		—
	12/14/2016	24,182	48,364	(3)	35.15	12/13/2026	—		—	—		—
	7/17/2015	—	—		—	—	31,233	(4)	2,043,575	—		—
	8/28/2015	—	—		—	—	10,576	(4)	691,988	—		—
	7/11/2016	—	—		—	—	10,209	(4)	667,975	—		—
	12/14/2016	—	—		—	—	24,182	(4)	1,582,228	—		—
	7/28/2017	—	—		—	—	30,454	(4)	1,992,606	—		—
	8/28/2015	—	—		—	—	—		—	41,633	(5)	2,724,067
	8/19/2016	—	—		—	—	—		—	20,266	(6)	1,325,975
	9/28/2017	—	—		—	—	75,522	(7)	4,941,388	—		—
Robert M. McNutt	1/3/2017	—	—		—	—	13,336	(4)	872,574	—		—
	7/28/2017	—	—		—	—	9,228	(4)	603,808	—		—
	9/28/2017	—	—		—	—	22,885	(7)	1,497,377	—		—
Eryk J. Spytek	10/14/2016	—	—		—	—	20,923	(4)	1,368,992	—		—
	7/28/2017	—	—		—	—	5,536	(4)	362,232	—		—
	9/28/2017	—	—		—	—	13,731	(7)	898,404	—		—
Sharon L. Miller	7/13/2015	—	—		—	—	7,952	(4)	520,299	—		—
	7/11/2016	—	—		—	—	6,807	(4)	445,382	—		—
	10/14/2016	—	—		—	—	6,973	(4)	456,243	—		—
	7/28/2017	—	—		—	—	4,614	(4)	301,904	—		—
	9/28/2017	—	—		—	—	11,443	(7)	748,689	—		—
Richard A. Martin	7/13/2015	—	—		—	—	7,952	(4)	520,299	—		—
	7/11/2016	—	—		—	—	6,807	(4)	445,382	—		—
	10/14/2016	—	—		—	—	13,949	(4)	912,683	—		—
	7/28/2017	—	—		—	—	5,536	(4)	362,232	—		—
	9/28/2017	—	—		—	—	13,731	(7)	898,404	—		—
(1)
All stock options were granted with an exercise price equal to the closing market price of common stock of Conagra or Lamb Weston, as applicable, on the NYSE on the date of grant.

(2)
The market value of unvested or unearned Lamb Weston RSUs and PSAs is calculated using $65.43 per share, which was the closing market price of Lamb Weston common stock on the NYSE on May 25, 2018, the last trading day of fiscal 2018.

(3)
The stock options vest in three equal installments on each of the first three anniversaries of the date of grant.

(4)
The RSUs vest in full on the third anniversary of the date of grant.

(5)
Reflects as of May 27, 2018, the number of Lamb Weston shares under Lamb Weston PSAs for the fiscal 2016 to 2018 performance cycle, plus accrued dividend equivalents that were pending financial performance certification by the Compensation Committee. In July 2018, after taking into account our fiscal 2016 to 2018 financial performance, the Compensation Committee determined that Mr. Werner had achieved 189% of the target number of performance shares for the fiscal 2016 to 2018 performance period.

(6)
Reflects as of May 27, 2018, the target number of Lamb Weston shares that could be earned under the fiscal 2017 to 2019 performance cycle, plus accrued dividend equivalents. The PSAs were originally designed not to be earned unless Lamb Weston achieves the performance targets specified in the Lamb Weston plan. As originally designed, Lamb Weston shares earned under the fiscal 2017 to 2019 cycle, plus dividend equivalents, would be distributed, if earned, following fiscal 2019.

(7)
Reflects as of May 27, 2018, the number of Lamb Weston shares that remain subject to time-based vesting under Lamb Weston PSAs for the fiscal 2018 to 2020 performance cycle, plus accrued dividend equivalents. In July 2018, after taking into account our fiscal 2018 financial performance and achievement of our net sales, cash flow from operating activities and Adjusted EBITDA including unconsolidated joint ventures targets, the Compensation Committee determined that each NEO had achieved 166% of the target number of performance shares for the fiscal 2018 performance period. The earned performance shares remain subject to time based vesting and will cliff vest in full on the third anniversary of the approval date.

Option Exercises and Stock Vested—Fiscal 2018

The following table summarizes the stock options, RSUs or PSAs held by our NEOs that were exercised or settled during fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Thomas P. Werner	—	—	32,142	(1)	1,430,153
Robert M. McNutt	—	—	—		—
Eryk J. Spytek	—	—	—		—
Sharon L. Miller	—	—	10,018	(2)	437,286
Richard A. Martin	—	—	10,018	(2)	437,286
(1)
Represents Lamb Weston shares earned pursuant to Lamb Weston PSAs, including dividend equivalents on earned shares paid in additional shares of Lamb Weston common stock, and RSUs that vested and were paid in Lamb Weston shares.

(2)
Represents RSUs that vested and were paid in Lamb Weston shares.

Pension Benefits—Fiscal 2018

Lamb Weston does not maintain any active defined benefit pension plans for its executive officers. However, prior to the spinoff, Messrs. Werner and Martin participated in Conagra's frozen supplemental retirement plan (the "Non-Qualified Pension") of which the liability was transferred to Lamb Weston in connection with the spinoff. Going forward, our NEOs will not accrue benefits under the Non-Qualified Pension.

Pension Benefits—Fiscal 2018

The Present Value of Accumulated Benefit reported in the table below represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the frozen Non-Qualified Pension plan's measurement date of May 27, 2018. None of our NEOs other than Messrs. Werner and Martin participate in a pension plan.

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)
Thomas P. Werner	Non-Qualified Pension	19	2,944
Robert M. McNutt	—	—	—
Eryk J. Spytek	—	—	—
Sharon L. Miller	—	—	—
Richard A. Martin	Non-Qualified Pension	24	7,058
(1)
Non-Qualified Pension refers to the ConAgra Foods, Inc. Nonqualified Pension Plan. There were no plan payments for fiscal 2018.

(2)
The number of years of credited service with Conagra is calculated as of May 27, 2018, which is the pension plan measurement date used for Lamb Weston's financial statement reporting purposes.

(3)
The valuation methodology and all material assumptions applied in quantifying the present value of the accumulated benefit are presented in Note 7 to the combined and consolidated financial statements contained in Lamb Weston's Annual Report on Form 10-K for the 2018 fiscal year, filed with the SEC on July 26, 2018.

Non-Qualified Deferred Compensation—Fiscal 2018

The table following this summary shows the non-qualified deferred compensation activity for each of our NEOs during fiscal 2018. The amounts shown include amounts deferred under Lamb Weston's Voluntary Deferred Compensation Plan (the "LW Voluntary Deferred Comp Plan"), which allows key employees, including our NEOs, to defer receipt of 5% to 50% of their salary and up to 90% of their annual incentive payment. The investment alternatives for deferred amounts are an interest bearing account, a Lamb Weston stock account or other investment options that mirror those available under our qualified 401(k) plan. The Lamb Weston stock account includes a dividend reinvestment feature that converts dividends paid by Lamb Weston into additional shares of Lamb Weston. Amounts deferred into the Lamb Weston stock account, together with earnings and dividends thereon, are ultimately distributed in shares of Lamb Weston common stock. Amounts deferred into the interest bearing account or the accounts that mirror those available under our qualified 401(k) plan are ultimately distributed in cash. An election to participate in the LW Voluntary Deferred Comp Plan must be timely filed with Lamb Weston in accordance with the requirements of the U.S. Internal Revenue Service ("IRS").

The LW Voluntary Deferred Comp Plan also provides non-qualified matching contribution retirement benefits to its participants. The LW Voluntary Deferred Comp Plan provides for company matching contributions and company non-elective contributions for eligible participants for amounts of salary and bonus that are above IRS limits. The Lamb Weston matching contribution is made by Lamb Weston at the end of each calendar year. At that time, Lamb Weston credits an eligible participant's account in the LW Voluntary Deferred Comp Plan with (1) a matching contribution equal to a dollar for dollar match, limited to 6% of compensation earned by the participant and paid by Lamb Weston in excess of the IRS limit and (2) a non-elective contribution equal to 3% of an eligible participant's compensation in excess of the IRS limit. Eligible participants are allowed to defer no more than 50% of their base salary and no more than 90% of their annual incentive payment that exceeds the IRS limit. Matching contributions and non-elective contributions will be credited on or about December 31st of each year if the eligible participant earns in excess of the IRS limit and the participant is actively employed at the end of the calendar year. The LW Voluntary Deferred Comp Plan also provides that, unless Lamb Weston determines otherwise with respect to a participant, the interest of each participant in his matching contributions and non-elective contributions will be 100% vested.

In general, all LW Voluntary Deferred Comp amounts are designed to be distributed in cash in a lump sum and/or in shares of Lamb Weston common stock in January following the individual's separation from service. Elections regarding the time and form of payment are intended to comply with Section 409A of the Code, and certain payments to executives meeting the definition of a "specified employee" under Section 409A will be delayed for six months after the date of the separation from service. Executives may make hardship withdrawals from the LW Voluntary Deferred Comp Plan under certain circumstances, but no hardship withdrawals were requested by our NEOs during fiscal 2018.

Non-Qualified Deferred Compensation—Fiscal 2018

The following table provides certain information regarding our NEOs' participation in non-qualified deferred compensation plans in fiscal 2018.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(4)
Thomas P. Werner	LW Voluntary Deferred Comp Plan	277,237	139,538	557,431	80,644	2,486,145
Robert M. McNutt	LW Voluntary Deferred Comp Plan	—	46,816	307	—	47,123
Eryk J. Spytek	LW Voluntary Deferred Comp Plan	—	14,382	200	—	14,582
Sharon L. Miller	LW Voluntary Deferred Comp Plan	75,087	43,993	16,683	—	490,012
Richard A. Martin	LW Voluntary Deferred Comp Plan	73,835	43,260	159,103	—	1,690,547
(1)
The amounts reported in this column for the NEOs are reported in the "Salary" column of the "Summary Compensation Table—Fiscal 2018."

(2)
The amounts reported for the NEOs are included in the "All Other Compensation" column of the "Summary Compensation Table—Fiscal 2018."

(3)
Lamb Weston does not offer above-market (as defined by SEC rules) or preferential earnings rates in its deferred compensation plans. As a result, none of these earnings are included in the "Summary Compensation Table—Fiscal 2018."

(4)
The following amount from this column was reported in the Summary Compensation Tables for prior fiscal years for Mr. Werner: $329,240. This amount reflects contributions only and does not include accumulated earnings or losses. The amount in this column includes the amount reflected in the "Executive Contributions in Last FY" column.

Potential Payments Upon Termination or Change of Control

The employment of each of our current NEOs could have ended or terminated as of May 27, 2018 under several possible scenarios. In some of those scenarios, our compensatory plans, agreements and arrangements would have provided severance benefits in varying amounts. Further, our plans, agreements and arrangements would have provided for certain benefits (or for acceleration of certain benefits) upon a change of control. Severance and other benefits that would have been payable upon a termination of service, termination of employment or upon a change of control are described below.

The table following the narrative discussion summarizes amounts that would have been payable upon termination or a change of control under varying circumstances, assuming that the change of control occurred, or the executive's employment terminated on May 27, 2018, the last day of fiscal 2018. Other key assumptions used in compiling the table are set forth immediately preceding the table. In the event of an actual triggering event under any of the plans, agreements and arrangements discussed in this section, all benefits would have been paid in accordance with, and at times permitted by, Section 409A of the Code.

Executive Change of Control Plan

In March 2017, our Compensation Committee approved the COC Plan in order to provide certain benefits to our executive officers in the event of a qualifying termination of employment in connection with a change of control transaction involving the Company. The Compensation Committee initially designated Mr. Werner as a Tier I Participant in the COC Plan and each of Ms. Miller and Messrs. McNutt, Spytek and Martin as Tier II Participants in the COC Plan.

A participant in the COC Plan will become eligible to receive benefits under the COC Plan if such participant (i) terminates his or her employment for good reason within 24 months following the effective date of a change of control or (ii) is terminated without cause (A) within the 24 months following a change of control or (B) in the six months prior to a change of control if such termination occurs (x) at the request of a third party who had taken steps reasonably calculated or intended to effect the change of control or (y) in connection with or in anticipation of the change of control. A participant who terminates employment due to death or disability will not be eligible to receive benefits under the COC Plan unless a voluntary termination of employment by the participant immediately prior to the participant's death or disability would have qualified as good reason.

If a participant experiences a qualifying termination (as described in the immediately preceding paragraph), the participant will be eligible to receive the following benefits, subject to the participant's execution of an effective release of claims in favor of Lamb Weston and continued compliance with certain restrictive covenants:

  •
  A lump sum cash severance payment equal to:

        o
        the sum of the participant's (A) annual base salary, as in effect on the date of such participant's termination of employment, or, if higher, as in effect immediately prior to the change of control, and (B) the greater of the participant's (1) target bonus in the year of such termination or (2) the highest actual bonus paid in the three fiscal years preceding such termination, multiplied by

        o
        three (in the case of a Tier I Participant), two (in the case of Tier II Participant) or one (in the case of a Tier III Participant).

  •
  A lump sum amount equal to the annual bonus the participant would have earned under the annual bonus plan for the plan year in which the participant's termination of employment occurs, determined based on the actual performance achieved under such annual bonus plan for such plan year and adjusted on a pro rata basis based on the number of months the participant was actually employed during such plan year.

  •
  Provided that the participant timely and properly elects health continuation coverage under COBRA, a fully taxable payment equal to the difference between the monthly COBRA premium paid by the participant for the participant and his or her dependents and the monthly premium amount paid by similarly situated active executives of the Company, for a period of 36 months (in the case of a Tier I Participant), 24 months (in the case of Tier II Participant) or 12 months (in the case of a Tier III Participant).

  •
  Full acceleration of the participant's service-based equity awards that were outstanding on the date of the change of control, and acceleration of the participant's performance-based equity awards that were outstanding on the date of the change of control based on the greater of (x) the target level of achievement of the applicable performance conditions or (y) the actual level of achievement of the applicable performance conditions as of the date of the qualifying termination, if reasonably measurable.

As a condition to participation in the COC Plan, each NEO agreed to be bound by perpetual confidentiality and non-disparagement covenants and non-competition and non-solicitation covenants that apply during and for 12 months following the participant's termination of employment.

Annual Incentive Plan

The following terms of the AIP govern the impact of a change of control and specific separation events not otherwise covered by an individual agreement:

  •
  Involuntary termination due to position elimination.  If a NEO's position was involuntarily eliminated (for business reasons not related to performance) after August 27, 2017, he or she would remain eligible for award consideration. The amount of any earned award would be determined based on actual performance for the fiscal year and prorated for the number of days he or she was eligible to participate in the plan. The prorated amount would be payable after the end of such fiscal year when payments were made to other participants.

  •
  Termination due to retirement.  If a NEO retires, he or she would be eligible for a prorated incentive award based on the number of days during the fiscal year in which he or she was eligible to participate in the plan. The amount of any earned award would be determined based on actual performance for the fiscal year and would be payable after the end of such fiscal year when payments were made to other participants.

  •
  Termination due to death.  Any incentive payment would be prorated to the date of termination and paid to the NEO or his or her estate, as applicable. The amount of any earned award would be determined based on actual performance for the fiscal year and would be payable after the end of such fiscal year when payments were made to other participants.

  •
  Termination for any other reason.  Except as might otherwise be required by law, in the absence of one of the foregoing events (or a specific agreement with Lamb Weston), each NEO would forfeit his or her AIP award if he or she failed to be an active employee of Lamb Weston at the end of fiscal 2018.

  •
  Change of control.  The COC Plan would have governed the payment of AIP awards in the event of a change of control of Lamb Weston and a qualifying termination of the participant.

Long-Term Incentive Plan—Pre-Spin PSAs Granted by Conagra held by Mr. Werner

The following terms govern the impact of a change of control or a separation from Lamb Weston on the PSAs granted by Conagra to Mr. Werner for the fiscal 2016 to 2018 and fiscal 2017 to 2019 performance cycles:

  •
  Termination for any reason other than death, disability or retirement.  Mr. Werner would forfeit all PSAs granted that had not been paid at the date of termination, whether or not the shares were earned as of such date. The Compensation Committee has the discretion to pay out some or all of the forfeited PSAs if (i) they would have been earned based on performance of the Company and (ii) the Compensation Committee deemed such a payout appropriate and in the best interests of the Company. Such PSAs would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.

  •
  Termination due to disability or retirement.  Mr. Werner would receive a pro rata share of the PSAs that would have been earned for the full performance period, prorated based upon the full number of fiscal years completed during the performance period as of his termination date if such PSAs are earned based on performance of Lamb Weston. Such PSAs would be distributed at the same time they were distributed to other participants who remain employed by Lamb Weston.

  •
  Termination due to death.  Mr. Werner would receive a pro rata share of the target number of PSAs based on the number of full fiscal years in the performance period during which he was employed. For example, if Mr. Werner died on June 15, 2018, he would have been eligible for a payout at actual performance for the fiscal 2016 to 2018 award, since the performance period ended prior to his death, and he would have been eligible for a payout at targeted levels for two-thirds of the total fiscal 2017 to 2019 award.

  •
  Change of control.  Upon a change of control, our Board or Compensation Committee can exercise its discretion to pay Mr. Werner all or a portion of his outstanding PSAs.

Long-Term Incentive Plan—Post-Spin PSAs Granted by Lamb Weston

The following terms govern the impact of a change of control or a separation from Lamb Weston on the PSAs granted by Lamb Weston to our NEOs:

  •
  Termination for any reason other than death, disability, early retirement or retirement.  The NEO would forfeit all unvested PSAs, whether or not the PSAs were earned as of such date. Such PSAs are eligible for pro rata vesting if a termination due to job elimination, divestiture or reduction in force occurred at least one year after the date of grant. If PSAs are eligible for pro rata vesting, they are further subject to the Compensation Committee's certification of performance and determination of the final number of awards earned and would be distributed at the same time they are distributed to other participants who remain employed by Lamb Weston.

  •
  Termination due to disability or early retirement.  The NEO would receive a pro rata share of the PSAs that would have been earned for the full performance period if the termination occurred at least one year from the date of grant and if such PSAs are earned based on performance of Lamb Weston. Such PSAs would be distributed at the same time they were distributed to other participants who remain employed by Lamb Weston.

  •
  Termination due to death.  The NEO would receive all PSAs that would have been earned for the full performance period if such PSAs are earned based on performance of Lamb Weston. Such PSAs would be distributed at the same time they were distributed to other participants who remain employed by Lamb Weston.

  •
  Termination due to retirement.  The NEO would receive all PSAs that would have been earned for the full performance period if the termination occurred at least one year from the date of grant and if such PSAs are earned based on performance of Lamb Weston. Such PSAs would be distributed at the same time they were distributed to other participants who remain employed by Lamb Weston.

  •
  Change of control.  Upon a change of control after the end of the full performance period but before PSAs have vested, the NEO would receive all PSAs that have been earned for the full performance period based on performance of Lamb Weston. Upon a change of control before the end of the full performance period, the NEO would receive the greater of 1) PSAs that have been earned for performance of Lamb Weston up through the date of the change of control if achievement of previously established performance targets can be reasonably determined or 2) PSAs for the full performance period at previously established target performance levels.

Long-Term Incentive Plan—Stock Options

The following terms generally govern the impact of a separation from Lamb Weston or a change of control on outstanding Lamb Weston stock options granted to our NEOs:

  •
  Termination for any reason other than death, disability, early retirement or retirement.  The NEO would forfeit all unvested options at the date of termination and would have 90 days to exercise vested options. Such options would also be eligible for pro rata vesting if a termination due to job elimination, divestiture or reduction in force occurred at least one year from the date of grant.

  •
  Termination due to disability or early retirement.  All vested options would be exercisable for three years after termination (but not beyond the expiration date of such options). The NEO would forfeit all other options that had not vested at the date of termination. Such options would also be eligible for pro rata vesting if the termination occurred at least one year from the date of grant.

  •
  Termination due to death.  All unvested options would automatically become vested and exercisable, and such options would remain exercisable for three years following the NEO's death (but not beyond the expiration date of such options).

  •
  Termination due to normal retirement.  All unvested options would automatically become vested and exercisable. Such options would remain exercisable for three years following termination (but not beyond the expiration date of such options).

  •
  Change of control.  Our option agreements with our NEOs provide for "double-trigger" vesting, which would require both a change of control event and a qualifying termination of employment (or a failure of the surviving company to provide a replacement award) to trigger vesting.

Long-Term Incentive Plan—RSUs

The following terms generally govern the impact of a change of control or separation from Lamb Weston on outstanding RSUs granted to our NEOs:

  •
  Termination for any reason other than death, disability, early retirement or retirement.  The NEO would forfeit all unvested RSUs. Such RSUs are eligible for pro rata vesting if a termination due to job elimination, divestiture or reduction in force occurred at least one year after the date of grant.

  •
  Termination due to disability or early retirement.  RSUs would be eligible for pro rata vesting if the termination occurred at least one year from the date of grant.

  •
  Termination due to death.  All unvested RSUs would automatically become vested.

  •
  Termination due to normal retirement.  All unvested RSUs would automatically become vested if the retirement occurred at least one year from the date of grant.

  •
  Change of control.  Our RSU agreements with our NEOs provide for "double-trigger" vesting, which would require both a change of control event and a qualifying termination of employment (or a failure of the surviving company to provide a replacement award) to trigger vesting.

Retirement Benefits

Each of the Non-Qualified Pension and LW Voluntary Deferred Comp Plan contains provisions relating to the termination of the participant's employment, as applicable. These payments are described more fully in the disclosure provided in connection with the "Pension Benefits—Fiscal 2018" and "Non-Qualified Deferred Compensation—Fiscal 2018" sections of this Proxy Statement.

Summary of Possible Benefits

The table below summarizes estimated incremental amounts that would have been payable upon a termination of employment of each of our NEOs who were employed at the end of fiscal 2018, under various hypothetical termination and change of control scenarios. The table below excludes accumulated balances in retirement plans when a terminating event would have done nothing more than create a right to a payment of the balance and death benefits where the individual paid the premium.

The data in the table assumes the following:

  •
  each triggering event occurred on May 27, 2018 (the last day of fiscal 2018), and the per share price of Lamb Weston common stock was $65.43 (the closing price of Lamb Weston stock on the NYSE on May 25, 2018, the last trading day of fiscal 2018);

  •
  with respect to the AIP, awards were earned at the level corresponding to fiscal year 2018 performance in accordance with previously established performance targets as described in the Compensation Discussion and Analysis, and where our Compensation Committee had discretionary authority to award a payout, except in the cases of a change of control, involuntary termination with cause and voluntary termination without good reason, it exercised that authority;

  •
  with respect to Lamb Weston PSAs:

        o
        awards granted on August 28, 2015 for the fiscal 2016 to fiscal 2018 performance cycle were earned at 189% performance achievement (these amounts also include a cash value of dividend equivalents on the number of Lamb Weston shares assumed to have been earned);

        o
        awards granted on August 19, 2016 for the fiscal 2017 to fiscal 2019 performance cycle were earned at target levels (these amounts also include a cash value of dividend equivalents on the number of Lamb Weston shares assumed to have been earned);

        o
        awards granted on September 28, 2017 for the fiscal 2018 to fiscal 2020 performance cycle were earned at 166% performance achievement (these amounts also include a cash value of dividend equivalents on the number of Lamb Weston shares assumed to have been earned);

        o
        in the change of control scenario, the Compensation Committee exercised its discretionary authority to award a payout at target levels;

  •
  with respect to RSUs, a replacement award was granted in the change of control scenario without termination; and

  •
  in the disability scenarios, the disabling event lasted one year into the future.

None of our NEOs who were employed at the end of fiscal 2018 are entitled to any benefits upon his or her involuntary termination with cause or voluntary termination without good reason. In addition, none of the

NEOs were eligible to receive additional benefits upon his or her termination due to retirement at the end of fiscal 2018.

Executive	Cash Severance or Termination Benefits ($)(1)	Accelerated Equity Awards ($)(2)	Health, Welfare and Other Benefits ($)(3)	Total ($)

Thomas P. Werner
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	1,383,067	—	—	1,383,067
Death	1,383,067	17,029,174	1,000,000	19,412,242
Disability	—	7,518,417	150,000	7,668,417
Change of Control (No Termination)	—	2,769,848	—	2,769,848
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	7,158,178	18,394,455	44,901	25,597,535
Robert M. McNutt
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	664,000	—	—	664,000
Death	664,000	2,973,732	1,000,000	4,637,732
Disability	—	405,608	150,000	555,608
Change of Control (No Termination)	—	—	—	—
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	2,464,000	2,973,732	35,373	5,473,106
Eryk J. Spytek
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	476,867	—	—	476,867
Death	476,867	2,629,677	824,000	3,930,544
Disability	—	737,630	150,000	887,630
Change of Control (No Termination)	—	—	—	—
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	2,011,635	2,629,677	31,967	4,673,279
Sharon L. Miller
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	462,544	—	—	462,544
Death	462,544	2,472,504	820,000	3,755,048
Disability	—	1,022,890	150,000	1,172,890
Change of Control (No Termination)	—	—	—	—
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	2,068,312	2,472,504	22,097	4,562,912
Richard A. Martin
Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	406,700	—	—	406,700
Early Retirement	406,700	1,268,825	—	1,675,525
Death	406,700	3,139,050	700,000	4,245,750
Disability	—	1,268,825	150,000	1,418,825
Change of Control (No Termination)	—	—	—	—
Change of Control and Involuntary Termination w/o Cause or Voluntary Termination w/Good Reason	1,931,170	3,139,050	31,967	5,102,187
(1)
For each of our NEOs, amounts in this column include cash severance benefits under the AIP and the COC Plan.

(2)
For each of our NEOs, amounts in this column include the dollar value of accelerated equity awards under the terms of their respective equity award agreements, assuming the per share price of Lamb Weston common stock was $65.43 (the closing price of Lamb Weston stock on the NYSE on May 25, 2018, the last trading day of fiscal 2018).

(3)
For each of our NEOs, amounts in this column include (i) death benefits equal to two times the NEO's base salary on the date of death, capped at $1,000,000, (ii) disability benefits equal to 60% of the NEO's monthly base salary (capped at $12,500 per month) for 12 months and (iii) the costs of health and welfare benefits continuation and outplacement benefits under the COC Plan.

CEO Pay Ratio

Below is (i) the fiscal 2018 annual total compensation of our Chief Executive Officer ("CEO"); (ii) the fiscal 2018 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Pay Ratio

CEO Annual Total Compensation(1)	$5,805,404
Median Employee Annual Total Compensation(1)	$59,508
CEO to Median Employee Pay Ratio	98:1
(1)
Annual Total Compensation is calculated in accordance with Summary Compensation Table methodology under the SEC's rules.

CEO Pay Ratio Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

  •
  Determined Employee Population.  We collected compensation data from our global employee population of 7,170 employees as of May 27, 2018, which is the end of our fiscal 2018, but excluding our CEO. We included full-time, part-time, and seasonal and temporary employees employed by our company and our consolidated subsidiaries (other than our CEO).

  •
  Identified Median Employee.  To identify our median employee, we first calculated compensation for each employee using base salary, regular wages and overtime earnings paid between December 1, 2017 and May 27, 2018 (the "Measurement Period"). For full- and part-time regular employees who did not work the full Measurement Period due to being newly hired or on a leave of absence, we adjusted their earnings to reflect the full Measurement Period. We did not adjust earnings for seasonal or temporary employees.

  •
  Calculated CEO Pay Ratio.  We calculated our median employee's annual total compensation for fiscal 2018 in accordance with Summary Compensation Table methodology under the SEC's rules. We then utilized the CEO's annual total compensation from the Summary Compensation Table to determine the CEO pay ratio shown above.

INFORMATION ON STOCK OWNERSHIP

The following table shows the number of shares of our common stock beneficially owned as of July 30, 2018, unless otherwise noted, by each director and NEO, as well as the number of shares beneficially owned by all of our current directors and executive officers as a group. None of our common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has, to Lamb Weston's knowledge, sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Beneficially Owned Shares(1)	Deferred Stock/Additional Underlying Units(2)	Total Shares/Interests Held
Directors and NEOs:
Peter J. Bensen	5,000	1,948	6,948
Charles A. Blixt	2,506	3,563	6,069
André J. Hawaux(3)	31,697	2,672	34,369
W.G. Jurgensen	73,427	50,585	124,012
Thomas P. Maurer	2,506	6,174	8,680
Hala G. Moddelmog	743	2,672	3,415
Andrew J. Schindler	3,106	3,563	6,669
Maria Renna Sharpe	2,506	3,563	6,069
Thomas P. Werner(4)	336,365	195,731	532,096
Robert M. McNutt	—	51,275	51,275
Eryk J. Spytek	—	43,971	43,971
Sharon L. Miller	12,851	33,982	46,833
Richard A. Martin	20,495	43,518	64,013
All directors and current executive officers as a group (15 persons)(5)	511,435	505,540	1,016,975

(1)
Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of our issued and outstanding common stock as of July 30, 2018. As of July 30, 2018, we had 146,423,468 shares of common stock issued and outstanding.

(2)
Includes RSUs, performance shares for which the applicable performance conditions have been satisfied but remain subject to the individual's continued service through the vesting date and deferred stock units held in the Lamb Weston Directors' Deferred Compensation Plan and Voluntary Deferred Compensation Plan. These shares accumulate dividends, which are reinvested in additional shares.

(3)
Includes 9,227 shares owned by Mr. Hawaux's spouse and 3,583 shares that Mr. Hawaux shares voting and investment power.

(4)
Includes 273,403 stock options that are exercisable, or will become exercisable, within 60 days after July 30, 2018.

(5)
This group includes the individuals listed in the table above and our other current executive officers: Micheline C. Carter and Michael J. Smith.

The following table displays information about persons we know were the beneficial owners of more than 5% of our issued and outstanding common stock as of December 31, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Calculated Based on Shares of Issued and Outstanding Common Stock as of July 30, 2018
BlackRock, Inc.(1)	13,164,249	9.0%
55 East 52nd Street
New York, NY 10055
The Vanguard Group(2)	12,611,485	8.6%
100 Vanguard Blvd.
Malvern, PA 19355
Capital Research Global Investors(3)	12,092,540	8.3%
333 South Hope Street
Los Angeles, CA 90071

(1)
Based on the Schedule 13G/A filed by BlackRock, Inc. on January 25, 2018 with the SEC. The Schedule 13G/A discloses that BlackRock, Inc., in its capacity as the parent holding company of certain subsidiaries, had sole voting power over 12,457,404 shares, no shared voting power, sole dispositive power over 13,164,249 shares and no shared dispositive power.

(2)
Based on the Schedule 13G/A filed by The Vanguard Group on February 9, 2018 with the SEC. The Schedule 13G/A discloses that The Vanguard Group, had sole voting power over 77,582 shares, shared voting power over 17,290 shares, sole dispositive power over 12,526,670 shares and shared dispositive power over 84,815 shares.

(3)
Based on the Schedule 13G filed by Capital Research Global Investors on February 14, 2018 with the SEC. The Schedule 13G discloses that Capital Research Global Investors had sole voting and dispositive power over all shares. Capital Research Global Investors disclaimed beneficial ownership pursuant to Rule 13d-4 of the Exchange Act.

OTHER MATTERS THAT MAY BE
PRESENTED AT THE ANNUAL MEETING

We do not know of any matters, other than those described in this Proxy Statement, that may be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, your proxy gives authority to the persons designated as proxies to vote in accordance with their best judgment. The Chairman of the Annual Meeting may refuse to allow the presentation of a proposal or a nomination for the Board at the Annual Meeting if it is not properly submitted.

PROCEDURAL MATTERS AND FREQUENTLY ASKED QUESTIONS

1.           When and where is the Annual Meeting?

We will hold the Annual Meeting on Thursday, September 27, 2018, at 8:00 a.m. MDT at The Hilton Garden Inn, 145 E. Riverside Drive, Eagle, Idaho 83616.

2.           Who is entitled to vote at the Annual Meeting?

The Board established July 30, 2018 as the Record Date for the Annual Meeting. Stockholders holding shares of our common stock on the Record Date are entitled to (a) receive notice of the Annual Meeting, (b) attend the Annual Meeting and (c) vote on all matters that properly come before the Annual Meeting. At the close of business on the Record Date, 146,423,468 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

3.           Why am I receiving these proxy materials?

You have received the proxy materials because, as of the Record Date, you directly held, and had the right to vote, shares of Lamb Weston common stock. In connection with our Board's solicitation of proxies to be voted at the Annual Meeting, we are providing stockholders entitled to vote at the Annual Meeting with this Proxy Statement, our Annual Report on Form 10-K, a letter to stockholders from our Chief Executive Officer and a voting ballot (in the form of a proxy card, voting instruction form, or a unique control number that allows you to vote via the Internet or by phone). We refer to these materials collectively as the "proxy materials." The proxy materials provide important information about Lamb Weston and describe the voting procedures and the matters to be voted on at the Annual Meeting.

4.           What is the difference between registered holders and beneficial holders?

The most common ways in which stockholders hold Lamb Weston stock are:

      •
      directly with our transfer agent, EQ Shareowner Services (for registered stockholders); and

      •
      indirectly through an account with an institutional or nominee holder of our stock such as a broker or bank who is the record holder of the stock (for beneficial stockholders or stockholders in street name).

If you hold your shares as a registered stockholder, our agent provides the proxy materials to you and your vote instructs the proxies how to vote your shares.

If you hold your shares in street name as a beneficial stockholder, your broker, bank or other nominee provides the proxy materials to you. Your vote instructs your nominee how to vote your shares, and that nominee in turn instructs the proxies how to vote your shares.

5.           How is Lamb Weston distributing proxy materials?

We are furnishing proxy materials to our stockholders primarily via "Notice and Access" delivery. On or about August 7, 2018, we mailed to our stockholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access the proxy materials via the Internet. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote by going to a secure website. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail on a one-time or ongoing basis, you may follow the instructions in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email on a one-time or ongoing basis.

6.           How may I request printed copies of the proxy materials?

We will send printed, paper copies of proxy materials free of charge to any stockholder who requests copies by using one of the following methods:

      •
      by telephone: Call free of charge 1-800-579-1639 in the United States and Canada;

      •
      via the Internet: Access the Internet and go to www.proxyvote.com and follow the instructions to log in and order copies; or

      •
      via e-mail: Send us a blank e-mail at sendmaterial@proxyvote.com with the 16-digit control number in the subject line.

These materials are also available at www.proxyvote.com.

7.           What is the quorum requirement?

A quorum will be present if a majority of the outstanding shares of our common stock entitled to vote as of the Record Date is represented at the Annual Meeting, either in person or by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

8.           What vote is needed to elect directors?

Our bylaws provide that, to be elected at this Annual Meeting, a director nominee must receive the affirmative vote of a majority of the votes cast in the election. A majority of votes cast means that the number of shares voted "FOR" a director's election exceeds 50% of the number of votes cast with respect to the director's election. An incumbent director nominee who does not receive the affirmative vote of a majority of the votes cast in the election is required promptly to tender his or her resignation to the Board, and the resignation will be accepted or rejected by the Board as more fully described in the "Corporate Governance" section of this Proxy Statement. Abstentions and broker non-votes are not treated as votes cast and, therefore, will not factor in the determination of whether an affirmative vote of a majority is received in the election of directors.

9.           What vote is needed to approve the other proposals?

Approval of each proposal, other than the election of directors, requires the favorable vote of a majority of votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the meeting. Abstentions and broker non-votes are not considered as votes cast for non-routine proposals. Please see Question 11 below for more information on broker non-votes.

10.         How do I vote my shares?

If you are a registered stockholder, you may vote:

      •
      via the Internet at www.proxyvote.com. The Internet voting system will be available until 11:59 p.m. EDT on September 26, 2018;

      •
      by telephone. If you are located within the United States or Canada, call 1-800-690-6903 (toll-free) from a touch-tone telephone. The telephone voting system will be available until 11:59 p.m. EDT on September 26, 2018;

      •
      by returning a properly executed proxy card. We must receive your proxy card before the polls close at the Annual Meeting on Thursday, September 27, 2018; or

      •
      in person at the Annual Meeting. Please refer to Question 18 below for information regarding attendance at the Annual Meeting.

If you hold your shares in street name, you may vote:

      •
      via the Internet at www.proxyvote.com (16-digit control number is required), by telephone or by returning a properly executed voting instruction form by mail, depending upon the method(s) your broker, bank or other nominee makes available; or

      •
      in person at the Annual Meeting. To do so, you must request a legal proxy from your broker, bank or other nominee and present it at the Annual Meeting. Please refer to Question 18 below for information regarding attendance at the Annual Meeting.

11.         What are broker non-votes?

As described above in Question 4, if you hold your shares in street name, your vote instructs your broker, bank or other nominee, as the holder of record, how to vote your shares. If you do not provide voting instructions to your broker, bank or other nominee, your nominee has discretion to vote your shares on "routine" matters. The ratification of the selection of the independent auditors (Item 3) is the only item on the agenda for the Annual Meeting that is considered routine. If you do not provide voting instructions and your nominee votes your shares, your shares will be counted toward the quorum for the Annual Meeting and voted on Item 3, but they will not be voted on the other items on the agenda, resulting in "broker non-votes" with respect to those other items.

12.         May I change or revoke my vote?

Yes. If you are a registered stockholder, any subsequent vote you cast will replace your earlier vote. This applies whether you vote by mailing a proxy card or by telephone or the Internet. You may also revoke an earlier vote by voting in person at the Annual Meeting. Alternatively, you may revoke your proxy by submitting a written revocation to our Corporate Secretary at Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616.

If you hold your shares in street name, you must contact your broker, bank or other nominee for specific instructions on how to change or revoke your vote.

13.         Who bears the cost of soliciting votes for the Annual Meeting?

We bear the cost of soliciting your vote. Our directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities.

We will enlist the help of banks, brokers and other nominee holders in soliciting proxies for the Annual Meeting from their customers (i.e., beneficial stockholders) and reimburse those firms for related out-of-pocket expenses.

14.         What is "Householding"?

Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and also own shares of Lamb Weston common stock in an account at the same broker, bank or other nominee, your nominee delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders who participate in householding continue to receive separate voting instruction cards and control numbers for voting electronically. A stockholder who wishes to receive a separate copy of the Notice or proxy materials, now or in the future, should submit this request by writing Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, or calling 1-866-540-7095. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request.

If you are a registered stockholder, we sent you and each registered stockholder at your address separate Notices or sets of proxy materials.

15.         Are my votes confidential?

Yes. Your votes will not be disclosed to our directors, officers or employees, except (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against us, (b) in the case of a contested proxy solicitation, (c) if you provide a comment with your proxy or otherwise communicate your vote to us outside of the normal procedures or (d) as necessary to allow the inspector of election to certify the results.

16.         Who counts the votes?

Broadridge Financial Solutions, Inc. will receive and tabulate the proxies, and a representative of Broadridge Financial Solutions, Inc. will act as the inspector of election and will certify the results.

17.         How do I find out the voting results?

We expect to announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before October 3, 2018. The Form 8-K will be available at https://investors.lambweston.com/stock-and-filings/sec-filings and on the SEC's website at www.sec.gov.

18.         How can I attend the Annual Meeting?

If you would like to attend the Annual Meeting, you must have been a stockholder of record on the Record Date and you must obtain an admission ticket in advance. Admission tickets can be printed by accessing the "Register for Meeting" link at www.proxyvote.com and following the instructions provided (you will need the 16-digit control number included on your proxy card, voting instruction form or Notice). In addition, you will be asked to present proof of ownership of Lamb Weston stock as of the Record Date and valid government-issued photographic identification, such as a driver's license, to be admitted into the Annual Meeting. Proof of ownership may take many forms, such as the admission ticket, the Notice, the proxy card, a letter from your broker, bank or other nominee or a photocopy of your current account statement. The use of cell phones, smartphones, recording and photographic equipment and/or computers is not permitted at the Annual Meeting.

2019 ANNUAL MEETING OF STOCKHOLDERS

Under our bylaws, a stockholder may nominate a candidate for election as a director or propose business for consideration at an annual meeting of stockholders by delivering written notice that contains certain required information to our Corporate Secretary. We must receive this written notice at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the 2018 Annual Meeting. Accordingly, to be considered at the 2019 annual meeting of stockholders, our Corporate Secretary must receive a stockholder's written notice of nomination or proposal on or after May 30, 2019 and on or before June 29, 2019. If the date of the 2019 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, then the stockholder's written notice must be received no earlier than the 120th day, and no later than the 90th day, prior to the meeting day or the tenth day following public announcement of the meeting date.

Under SEC Rule 14a-8, a stockholder may submit a proposal for possible inclusion in a proxy statement for an annual meeting of stockholders by submitting the proposal and other required information to our principal executive offices. We must receive the proposal no later than 120 calendar days before the one-year anniversary date of the release date of our proxy statement for the previous year's annual meeting. Accordingly, to be considered for inclusion in our 2019 proxy statement, we must receive a stockholder's submission of a proposal on or before the close of business on April 9, 2019.

Stockholders should mail all nominations and proposals to our Corporate Secretary at Lamb Weston Holdings, Inc., 599 S. Rivershore Lane, Eagle, Idaho 83616. You may obtain a copy of our bylaws from our Corporate Secretary by written request to the same address.

August 7, 2018	Eryk J. Spytek Senior Vice President, General Counsel and Corporate Secretary

Appendix A

Reconciliations of Non-GAAP Financial Measures to Reported Amounts

Adjusted EBITDA including unconsolidated joint ventures is considered a non-GAAP financial measure. Lamb Weston's management uses Adjusted EBITDA including unconsolidated joint ventures to evaluate the Company's performance excluding the impact of certain non-cash charges and other special items in order to have comparable financial results to analyze changes in our underlying business between reporting periods. The Company includes this non-GAAP financial measure because management believes it is useful to investors in that it provides for greater transparency with respect to supplemental information used by management in its financial and operational decision making. We believe that the presentation of this non-GAAP financial measure, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company's operating performance and underlying prospects. This non-GAAP financial measure should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with GAAP. This non-GAAP financial measure may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define this non-GAAP financial measure the same way. This measure is not a substitute for comparable GAAP financial measures, such as net income (loss), and there are limitations to using non-GAAP financial measures.

The following table reconciles net income to Adjusted EBITDA including unconsolidated joint ventures.

	For the Fiscal Years Ended May
	2018	2017
Net income attributable to Lamb Weston Holdings, Inc.	$416.8	$326.9
Income attributable to noncontrolling interests	16.9	13.3
Equity method investment earnings	(83.6)	(53.3)
Interest expense, net	108.8	61.2
Income tax expense	121.2	170.2

Income from operations	580.1	518.3

Depreciation and amortization	138.7	106.6
Items impacting comparability (a)
Expenses related to the Separation	8.7	26.5
Non-cash gain on assets	—	(3.1)

Adjusted EBITDA (b)	727.5	648.3

Unconsolidated Joint Ventures
Equity method investment earnings	83.6	53.3
Interest expense, income tax expense, and depreciation and amortization included in equity method investment earnings	30.3	22.5

Add: EBITDA from unconsolidated joint ventures	113.9	75.8

Consolidated Joint Ventures
Income attributable to noncontrolling interests	(16.9)	(13.3)
Interest expense, income tax expense, and depreciation and amortization included in income attributable to noncontrolling interests	(4.1)	(3.7)

Subtract: EBITDA from consolidated joint ventures	(21.0)	(17.0)

Adjusted EBITDA including unconsolidated joint ventures	$820.4	$707.1

(a)
Fiscal 2018 and 2017 include $8.7 million and $26.5 million, respectively, of expenses related to the Separation. In fiscal 2018, the expenses related primarily to professional fees and other employee-related costs. In fiscal 2017, the expenses related primarily to professional fees.

Fiscal 2017 includes a $3.1 million non-cash gain on assets.

(b)
Adjusted EBITDA includes EBITDA from consolidated joint ventures.

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. LAMB WESTON HOLDINGS, INC. 599 S. RIVERSHORE LANE EAGLE, ID 83616 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E49288-P11533 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LAMB WESTON HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: 1.Election of Directors Nominees: For Against Abstain 1a. Peter J. Bensen For Against Abstain 1h. Maria Renna Sharpe 1b. Charles A. Blixt 1c. André J. Hawaux 1i.Thomas P. Werner The Board of Directors recommends you vote FOR the following proposals: 2.Advisory Vote to Approve Executive Compensation. 1d. W.G. Jurgensen 1e. Thomas P. Maurer 3.Ratification of the Appointment of KPMG LLP as Independent Auditors for Fiscal Year 2019. 1f. Hala G. Moddelmog 1g. Andrew J. Schindler NOTE: We will transact such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E49289-P11533 LAMB WESTON HOLDINGS, INC. Annual Meeting of Shareholders September 27, 2018 8:00 AM, MDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Phuong T. Lam and Eryk J. Spytek, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LAMB WESTON HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, MDT on September 27, 2018, at The Hilton Garden Inn, 145 E. Riverside Drive, Eagle, Idaho 83616, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: